AMENDED AND RESTATED
                              DEBTOR-IN-POSSESSION
                                CREDIT AGREEMENT

                                   DATED AS OF
                                  MAY 11, 2004

                                      AMONG

                                 FOOTSTAR, INC.,
                              AS LEAD BORROWER FOR

                                 FOOTSTAR, INC.
                                       AND
                              FOOTSTAR CORPORATION,

                            THE LENDERS PARTY HERETO,

                              FLEET NATIONAL BANK,
                  AS ADMINISTRATIVE AGENT AND SWINGLINE LENDER,


                            FLEET RETAIL GROUP, INC.,
                              AS COLLATERAL AGENT,

                      GENERAL ELECTRIC CAPITAL CORPORATION
                              AS SYNDICATION AGENT,

                                       AND

                           WELLS FARGO FOOTHILL, LLC,
                             AS DOCUMENTATION AGENT

                ------------------------------------------------

            FLEET NATIONAL BANK AND GECC CAPITAL MARKETS GROUP, INC.,
                              AS CO-LEAD ARRANGERS

                                TABLE OF CONTENTS

                                                                                                                PAGE


ARTICLE I.........................................................................................................1


DEFINITIONS.......................................................................................................1

         SECTION 1.1           DEFINED TERMS......................................................................1

         SECTION 1.2           TERMS GENERALLY...................................................................30

         SECTION 1.3           ACCOUNTING TERMS; GAAP............................................................30


ARTICLE II.......................................................................................................30


AMOUNT AND TERMS OF CREDIT.......................................................................................30

         SECTION 2.1           COMMITMENTS OF THE LENDERS........................................................30

         SECTION 2.2           LIMITATIONS ON REVOLVING LOANS....................................................31

         SECTION 2.3           MAKING OF REVOLVING LOANS.........................................................31

         SECTION 2.4           OVERADVANCES......................................................................32

         SECTION 2.5           SWINGLINE LOANS...................................................................33

         SECTION 2.6           LETTERS OF CREDIT.................................................................33

         SECTION 2.7           SETTLEMENTS AMONG LENDERS.........................................................37

         SECTION 2.8           NOTES; REPAYMENT OF LOANS.........................................................38

         SECTION 2.9           INTEREST ON REVOLVING LOANS.......................................................39

         SECTION 2.10          DEFAULT INTEREST..................................................................39

         SECTION 2.11          CERTAIN FEES......................................................................39

         SECTION 2.12          UNUSED LINE FEES..................................................................39

         SECTION 2.13          LETTER OF CREDIT FEES.............................................................40

         SECTION 2.14          NATURE OF FEES....................................................................40

         SECTION 2.15          TERMINATION OR REDUCTION OF COMMITMENTS...........................................40

         SECTION 2.16          ALTERNATE RATE OF INTEREST........................................................41

         SECTION 2.17          CONVERSION AND CONTINUATION OF LOANS..............................................41

         SECTION 2.18          MANDATORY PREPAYMENT; COMMITMENT TERMINATION; CASH COLLATERAL.....................42

         SECTION 2.19          OPTIONAL PREPAYMENT OF REVOLVING LOANS; REIMBURSEMENT OF LENDERS..................43


                                      -2-


         SECTION 2.20          MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF ACCOUNT................................44

         SECTION 2.21          CASH RECEIPTS.....................................................................45

         SECTION 2.22          APPLICATION OF PAYMENTS...........................................................45

         SECTION 2.23          INCREASED COSTS...................................................................45

         SECTION 2.24          CHANGE IN LEGALITY................................................................46

         SECTION 2.25          PAYMENTS; SHARING OF SETOFF.......................................................47

         SECTION 2.26          TAXES.............................................................................48

         SECTION 2.27          SECURITY INTERESTS IN COLLATERAL..................................................50

         SECTION 2.28          MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS....................................50


ARTICLE III......................................................................................................51

         [INTENTIONALLY OMITTED].................................................................................51


ARTICLE IV.......................................................................................................51


REPRESENTATIONS AND WARRANTIES...................................................................................51

         SECTION 4.1           ORGANIZATION; POWERS..............................................................51

         SECTION 4.2           AUTHORIZATION; ENFORCEABILITY.....................................................51

         SECTION 4.3           GOVERNMENTAL APPROVALS; NO CONFLICTS..............................................51

         SECTION 4.4           FINANCIAL CONDITION...............................................................52

         SECTION 4.5           PROPERTIES........................................................................52

         SECTION 4.6           LITIGATION AND ENVIRONMENTAL MATTERS..............................................53

         SECTION 4.7           NO DEFAULT; COMPLIANCE WITH LAWS AND AGREEMENTS...................................54

         SECTION 4.8           INVESTMENT AND HOLDING COMPANY STATUS.............................................54

         SECTION 4.9           TAXES.............................................................................54

         SECTION 4.10          ERISA.............................................................................54

         SECTION 4.11          DISCLOSURE........................................................................55

         SECTION 4.12          SUBSIDIARIES......................................................................55

         SECTION 4.13          INSURANCE.........................................................................55

         SECTION 4.14          LABOR MATTERS.....................................................................55

         SECTION 4.15          SECURITY DOCUMENTS................................................................56

         SECTION 4.16          FEDERAL RESERVE REGULATIONS.......................................................56


                                      -3-



         SECTION 4.17          PRIORITY..........................................................................56


ARTICLE V........................................................................................................56


CONDITIONS.......................................................................................................56

         SECTION 5.1           EFFECTIVE DATE....................................................................56

         SECTION 5.2           CONDITIONS PRECEDENT TO EACH REVOLVING LOAN AND EACH LETTER OF CREDIT.............58


ARTICLE VI.......................................................................................................59


AFFIRMATIVE COVENANTS............................................................................................59

         SECTION 6.1           FINANCIAL STATEMENTS AND OTHER INFORMATION........................................59

         SECTION 6.2           NOTICES OF MATERIAL EVENTS........................................................62

         SECTION 6.3           INFORMATION REGARDING COLLATERAL..................................................63

         SECTION 6.4           EXISTENCE; CONDUCT OF BUSINESS....................................................63

         SECTION 6.5           PAYMENT OF OBLIGATIONS............................................................63

         SECTION 6.6           MAINTENANCE OF PROPERTIES.........................................................63

         SECTION 6.7           INSURANCE.........................................................................64

         SECTION 6.8           CASUALTY AND CONDEMNATION.........................................................64

         SECTION 6.9           BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS; APPRAISALS........................64

         SECTION 6.10          COMPLIANCE WITH LAWS..............................................................65

         SECTION 6.11          USE OF PROCEEDS AND LETTERS OF CREDIT.............................................65

         SECTION 6.12          ADDITIONAL SUBSIDIARIES; AFTER ACQUIRED REAL ESTATE...............................65

         SECTION 6.13          [INTENTIONALLY OMITTED]...........................................................66

         SECTION 6.14          [INTENTIONALLY OMITTED]...........................................................66

         SECTION 6.15          FURTHER ASSURANCES................................................................66


ARTICLE VII......................................................................................................67


NEGATIVE COVENANTS...............................................................................................67

         SECTION 7.1           INDEBTEDNESS AND OTHER OBLIGATIONS................................................67

         SECTION 7.2           LIENS.............................................................................67


                                      -4-


         SECTION 7.3           FUNDAMENTAL CHANGES...............................................................68

         SECTION 7.4           INVESTMENTS; LOANS; ADVANCES; GUARANTEES AND ACQUISITIONS.........................68

         SECTION 7.5           ASSET SALES; BLOCKED SALES; TRANSFERS.............................................69

         SECTION 7.6           RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS.............................70

         SECTION 7.7           TRANSACTIONS WITH AFFILIATES......................................................71

         SECTION 7.8           RESTRICTIVE AGREEMENTS............................................................71

         SECTION 7.9           AMENDMENT OF MATERIAL DOCUMENTS...................................................71

         SECTION 7.10          ADDITIONAL SUBSIDIARIES...........................................................72

         SECTION 7.11          EXCESS AVAILABILITY...............................................................72

         SECTION 7.12          [INTENTIONALLY OMITTED]...........................................................72

         SECTION 7.13          MAXIMUM CAPITAL EXPENDITURES......................................................72

         SECTION 7.14          BANKRUPTCY COVENANTS..............................................................72


ARTICLE VIII.....................................................................................................73


EVENTS OF DEFAULT................................................................................................73

         SECTION 8.2           [INTENTIONALLY OMITTED]...........................................................77

         SECTION 8.3           WHEN CONTINUING...................................................................77

         SECTION 8.4           REMEDIES ON DEFAULT...............................................................77

         SECTION 8.5           APPLICATION OF PROCEEDS...........................................................77


ARTICLE IX.......................................................................................................77


THE AGENTS.......................................................................................................77

         SECTION 9.1           ADMINISTRATION BY ADMINISTRATIVE AGENT............................................77

         SECTION 9.2           THE COLLATERAL AGENT..............................................................78

         SECTION 9.3           SHARING OF EXCESS PAYMENTS........................................................78

         SECTION 9.4           AGREEMENT OF REQUIRED LENDERS.....................................................79

         SECTION 9.5           LIABILITY OF AGENTS...............................................................79

         SECTION 9.6           REIMBURSEMENT AND INDEMNIFICATION.................................................80

         SECTION 9.7           RIGHTS OF AGENTS..................................................................80

         SECTION 9.8           INDEPENDENT LENDERS AND ISSUING BANK..............................................80


                                      -5-


         SECTION 9.9           NOTICE OF TRANSFER................................................................80

         SECTION 9.10          SUCCESSOR AGENT...................................................................81

         SECTION 9.11          REPORTS AND FINANCIAL STATEMENTS..................................................81

         SECTION 9.12          SYNDICATION AGENT, CO-LEAD ARRANGERS AND DOCUMENTATION AGENT......................81

         SECTION 9.13          PUBLIC ANNOUNCEMENTS..............................................................81


ARTICLE X........................................................................................................82


MISCELLANEOUS....................................................................................................82

         SECTION 10.1          NOTICES...........................................................................82

         SECTION 10.2          WAIVERS; AMENDMENTS...............................................................82

         SECTION 10.3          EXPENSES; INDEMNITY; DAMAGE WAIVER................................................84

         SECTION 10.4          DESIGNATION OF LEAD BORROWER AS BORROWERS' AGENT..................................86

         SECTION 10.5          SUCCESSORS AND ASSIGNS............................................................87

         SECTION 10.6          SURVIVAL..........................................................................89

         SECTION 10.7          COUNTERPARTS; INTEGRATION; EFFECTIVENESS..........................................90

         SECTION 10.8          SEVERABILITY......................................................................90

         SECTION 10.9          RIGHT OF SETOFF...................................................................90

         SECTION 10.10         GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS........................90

         SECTION 10.11         WAIVER OF JURY TRIAL..............................................................91

         SECTION 10.12         HEADINGS..........................................................................91

         SECTION 10.13         INTEREST RATE LIMITATION..........................................................91

         SECTION 10.14         ADDITIONAL WAIVERS................................................................92

         SECTION 10.15         REPLACEMENT NOTE..................................................................93

         SECTION 10.16         CONFIDENTIALITY...................................................................93

         SECTION 10.17         CONFLICTING PROVISIONS............................................................94

         SECTION 10.18         EXISTING CREDIT AGREEMENT. .......................................................94




                                    EXHIBITS

A        Assignment and Acceptance
B        Borrowing Order
C-1      Revolving Notes
C-2      Swingline Note
D        Borrowing Request
E-1      Opinion of Outside Counsel to Loan Parties
E-2      Opinion of Inhouse Counsel to Loan Parties
F        Compliance Certificate
G        Borrowing Base Certificate

                                    SCHEDULES

1.1(a)        Pricing Grid - Revolving Loans
1.1(b)        Lenders and Commitments
1.1(c)        Existing Letters of Credit
1.2           Fiscal Periods
2.17          Interest Rate Option Notice
4.5(c)(i)     Title to Properties; Real Estate Owned
4.5(c)(ii)    Leased Properties
4.6           Disclosed Matters
4.12          Subsidiaries
4.13          Insurance
5.1           Holding Companies
6.1(j)        Financial Reporting Requirements
7.1           Existing Indebtedness
7.2           Existing Liens
7.4           Existing Investments

                              AMENDED AND RESTATED
                              DEBTOR-IN-POSSESSION
                                CREDIT AGREEMENT


         THIS AMENDED AND RESTATED DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of May 11, 2004 among FOOTSTAR, INC., a debtor and debtor-in-possession, a Delaware corporation, having its chief executive office at 1 Crosfield Avenue, West Nyack, NY 10994, as Lead Borrower for the Borrowers, being said FOOTSTAR, INC., and FOOTSTAR CORPORATION, a debtor and debtor-in-possession, a Texas corporation, having its principal place of business at 1 Crosfield Avenue, West Nyack, NY 10994 and the LENDERS party hereto; FLEET NATIONAL BANK, as Administrative Agent and Swingline Lender, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110; FLEET RETAIL GROUP, INC. (formerly known as Fleet Retail Finance Inc.), as Collateral Agent for the Lenders, a Delaware corporation having its principal place of business at 40 Broad Street, Boston, Massachusetts 02109; GENERAL ELECTRIC CAPITAL CORPORATION, as syndication agent (in such capacities, the "SYNDICATION AGENT"); and WELLS FARGO FOOTHILL, LLC, as documentation agent (in such capacity, the "DOCUMENTATION AGENT"); in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

         WHEREAS, the Borrowers, the Agents, the Syndication Agent, the Documentation Agent and certain other lending institutions are parties to a certain Debtor-In-Possession Credit Agreement dated as of March 4, 2004 (as amended and in effect as of the date hereof, the "EXISTING CREDIT AGREEMENT"); and

         WHEREAS, the Borrowers have requested, among other things, that the Existing Credit Agreement be amended and restated on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that on the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, the terms of which are as follows:

                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.1 DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

         "ACH" shall mean automated clearing house transfers.

         "ACCOUNT" shall mean any right to payment for goods sold or leased or for services rendered, whether or not earned by performance, or any right to payment for credit extended for goods sold or leased or services rendered.

         "ACCOUNTING RESTATEMENT MATTER" shall mean that certain restatement of the accounts payable, the retained earnings and net income of the Lead Borrower and its Subsidiaries for prior fiscal periods through September 28, 2002.

         "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) determined in accordance with the following formula:

                                    LIBO RATE
                        ---------------------------------
                        1.00 - LIBOR Reserve Requirements

         "ADMINISTRATIVE AGENT" means Fleet, in its capacity as administrative agent for the Lenders hereunder, together with its successors and assigns in such capacity.

         "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "AGENTS" means collectively, the Administrative Agent and the Collateral Agent.

         "AGREEMENT" means this agreement as amended from time to time in accordance with the terms hereof.

         "ALTERNATE BASE RATE" shall mean, for any day, the higher of (a) the annual rate of interest then most recently announced publicly by Fleet at its head office in Boston, Massachusetts as its "Base Rate" and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% (0.50%) per annum. If for any reason the Administrative Agent shall have determined in its reasonable commercial judgment (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in Fleet's Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in Fleet's Base Rate or the Federal Funds Effective Rate, respectively.

         "APPLICABLE MARGIN" means with respect to Revolving Loans, initially, the rates for Base Rate Loans and Eurodollar Loans set forth in Level I on the Pricing Grid attached hereto as SCHEDULE 1.1(A). The Applicable Margin shall be adjusted quarterly as of the first day of each fiscal quarter, commencing with the fiscal quarter beginning October 3, 2004, based upon the average Excess

Availability for the immediately preceding fiscal quarter, PROVIDED THAT upon the occurrence and continuance of an Event of Default, the Applicable Margin shall be immediately increased to Level I. Notwithstanding anything to the contrary, upon written notice from the Administrative Agent after the occurrence and during the continuance of any Event of Default, interest shall accrue at the rate set forth in Section 2.10. No downward adjustment of the Applicable Margin hereunder shall be permitted if there shall exist any Default or Event of Default at the time of such proposed downward adjustment.

         "APPRAISAL PERCENTAGE" shall mean 65%.

         "APPRAISED VALUE" means the net appraised liquidation value of the Loan Parties' Inventory (expressed as a percentage of the Cost of such Inventory) as determined from time to time (subject to the last sentence of Section 6.9 herein) by an independent appraiser engaged by the Agents.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.5), and accepted by the Administrative Agent, in the form of EXHIBIT A or any other form approved by the Administrative Agent.

         "AVAILABILITY" means the least of (a) or (b), where:

         (a) is the result of:

                  (i) the sum of the Commitments, MINUS

                  (ii) the aggregate outstanding amount of the Credit
                       Extensions, MINUS

                  (ii) the Carve Out Reserve;

         (b) is the result of:

                  (i)  the Borrowing Base; MINUS

                  (ii) the aggregate outstanding amount of all Credit
                       Extensions, MINUS

                  (iii) the Carve Out Reserve; MINUS

                  (iv) the amount of all Availability Reserves; MINUS

                  (v) the Kmart Reserve.

         "AVAILABILITY RESERVES" means such reserves as the Agents from time to time determine in their commercially reasonable discretion as being appropriate to reflect the impediments which may prevent the Collateral Agent from realizing upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on
(i)(A) rent due under real property leases but not yet paid and (B) two months rent (whether or not paid) in states where a landlord Lien could prime the

Collateral Agent's Lien under the Security Documents (unless a landlord Lien waiver reasonably acceptable to the Collateral Agent has been obtained therefor); (ii) Gift Certificates and Merchandise Credit Liability (not to exceed 50% of the outstanding amount thereof); (iii) frequent shopper programs;
(iv) layaways and customer deposits; (v) customs, duties, and other costs to release Eligible In-Transit Inventory which is being imported into the United States to the extent not paid; (vi) outstanding taxes and other governmental charges, including, ad valorem, real estate, personal property, and other taxes which might have priority over the interests of the Collateral Agent in the Collateral and either which have not been paid when due (unless such taxes are the subject of a bona fide dispute and are supported by funded reserves) or which the Agents, in their discretion, believe may impede the Collateral Agent's ability to realize upon the Collateral; (vii) challenges instituted in the Reorganization Cases with respect to the Pre-Petition Senior Debt or Liens relating thereto; and (viii) reserves based upon 100% of the weighted average discount offered at retail with respect to Inventory owned by any Loan Party and being sold in locations which are in the process of being liquidated and closed.

         "BANKRUPTCY CODE" means Title 11, U.S.C., as amended from time to time and the Federal Rules of Bankruptcy Procedure, as amended from time to time.

         "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of New York and any other court having competent jurisdiction over the Reorganization Cases, the Debtors or any of their assets.

         "BANKRUPTCY PLAN" means a plan (within the meaning of the Bankruptcy
Code) proposed in the Reorganization Cases which is filed with and/or confirmed by a Final Order of the Bankruptcy Court.

         "BANKRUPTCY RECOVERIES" means any claim or recovery realized by the Debtors or which the Debtors may be entitled to assert by reason of any avoidance or other power vested in or on behalf of the Debtors or the estates of the Debtors under Chapter 5 of the Bankruptcy Code.

         "BASE RATE LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "BLOCKED ACCOUNTS" shall have the meaning assigned to it in the Security Agreements.

         "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

         "BORROWER SECURITY AGREEMENT" means the Security Agreement among the Borrowers and the Collateral Agent for the benefit of the Agents, the Issuing Banks and the Lenders, and as may be further evidenced in the Borrowing Order.

         "BORROWERS" means, jointly and severally, the parties named as Borrowers in the preamble hereto.

         "BORROWING" shall mean the incurrence of (a) Loans of a single Type, on a single date and having, in the case of Eurodollar Loans, a single Interest Period or (b) a Swingline Loan.

         "BORROWING BASE" means, at any time of calculation by the Agents, without duplication, is the result of:

                  (i) the Receivables Advance Rate times the face amount of Eligible Receivables (as set forth in the most recent Borrowing Base Certificate required to be delivered in accordance with Section 6.1(e)), but excluding the portion of such product in excess of $25,000,000 attributable to Accounts due from Kmart Corporation or any of its Affiliates; PLUS

                  (ii) the lesser of (a) the Appraisal Percentage times the sum of the Appraised Value of Eligible Inventory (other than the Eligible L/C Inventory) and the Appraised Value of Eligible In-Transit Inventory; or (b) the applicable Inventory Advance Rate times the sum of the Cost of Eligible Inventory (other than Eligible L/C Inventory) and the Cost of Eligible In-Transit Inventory (in each case of (a) and (b), as set forth in the most recent Borrowing Base Certificate required to be delivered in accordance with Section 6.1(e) and net of Inventory Reserves applicable thereto); PLUS

                  (iii) the L/C Inventory Advance Rate times the Eligible L/C Inventory, net of Inventory Reserves applicable thereto (as set forth in the most recent Borrowing Base Certificate required to be delivered in accordance with Section 6.1(e)).

         "BORROWING BASE CERTIFICATE" has the meaning assigned to such term in
Section 6.1(e).

         "BORROWING ORDER" means an order, in form attached as EXHIBIT B hereto or otherwise satisfactory to the Agents, entered in the Reorganization Cases, which order authorizes the creation of the credit facilities contemplated by this Agreement, as such order may from time to time be amended with the written consent of the Agents, the Co-Lead Arrangers and the Required Lenders. The term "Borrowing Order" shall include the Interim Borrowing Order and the Final Borrowing Order, as applicable.

         "BORROWING REQUEST" means a request by the Lead Borrower on behalf of the Borrowers for a Borrowing in accordance with Section 2.3.

         "BREAKAGE COSTS" shall have the meaning set forth in Section 2.19(b).

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed, PROVIDED THAT, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CAPITAL EXPENDITURES" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Lead Borrower and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Lead Borrower and its Subsidiaries for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrowers during such period; PROVIDED THAT Capital Expenditures shall exclude any additions to property, plant, and equipment to the extent paid for with proceeds of insurance received with respect to any casualty relating thereto.

         "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CARVE OUT" has the meaning set forth in the Borrowing Order.

         "CARVE OUT RESERVE" means a Reserve equal to the maximum possible amount of the Carve Out.

         "CASH COLLATERAL ACCOUNT" means an interest-bearing account established by the Borrowers with the Collateral Agent at Fleet under the sole and exclusive dominion and control of the Collateral Agent designated as the "Footstar Cash Collateral Account".

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq.

         "CHANGE IN CONTROL" shall be deemed to have occurred if after the Closing Date (i) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall become the beneficial owner (within the meaning of Rule 13d-3 of such Commission as in effect on the date hereof) of voting securities (including any options, rights or warrants to purchase, and any securities convertible into or exchangeable for, voting securities) of the Lead Borrower representing 35% or more of the voting power represented by all outstanding securities of the Lead Borrower;
(ii) a majority of the seats (other than vacant seats) on the board of directors of the Lead Borrower shall at any time be occupied by persons who were neither
(a) nominated by the management of the Lead Borrower, nor (b) appointed by directors so nominated; or (iii) unless the disposition thereof is permitted by
Section 7.5 hereof, the Lead Borrower fails to legally or beneficially own, directly or indirectly, 100% on a fully-diluted basis of the capital stock and other equity interests in each of the Loan Parties which it wholly owns on the date hereof or any Subsidiary it hereafter forms or acquires or less than 51% on a fully-diluted basis of the capital stock and other equity interests of each of the Meldisco/Kmart Loan Parties which it owns on the date hereof or hereafter forms or acquires pursuant to the Kmart Agreement.

         "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.23(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "CHARGES" has the meaning provided therefor in Section 10.13.

         "CLOSING DATE" means March 4, 2004.

         "CO-LEAD ARRANGERS" means the Administrative Agent and GECC Capital Markets Group, Inc. and their respective successors and assigns.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" means any and all "Collateral" as defined in any applicable Security Document and any and all collateral provided for in the Borrowing Order. The Collateral shall in no event include Bankruptcy Recoveries (except as otherwise provided in the Borrowing Order).

         "COLLATERAL AGENT" means FRG, in its capacity as collateral agent under the Security Documents.

         "COMMERCIAL LETTER OF CREDIT" means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrowers in the ordinary course of business of the Borrowers.

         "COMMITMENT" shall mean, with respect to each Lender, the aggregate commitment of such Lender hereunder in the amount set forth opposite its name on
SCHEDULE 1.1(B) hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.15.

         "COMMITMENT PERCENTAGE" shall mean, with respect to each Lender, that percentage of the Commitments of all Lenders hereunder in the amount set forth opposite its name on SCHEDULE 1.1(B) hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.15.

         "COMPLIANCE CERTIFICATE" has the meaning set forth in Section 6.1(d).

         "CONSUMMATION DATE" means the date of substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Bankruptcy Plan confirmed by a Final Order.

         "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

         "COST" means the average cost of purchases, as reported on the Borrowers' stock ledger, based upon the Borrowers' accounting practices which are in effect on the date of this Agreement. "COST" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Lead Borrower's calculation of cost of goods sold.

         "CREDIT EXTENSIONS" as of any day, shall be equal to the sum of (a) the principal balance of all Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

         "DDA" shall have the meaning assigned to it in the Security Agreements.

         "DEBTOR" means any Loan Party who has commenced a proceeding pursuant to Chapter 11 of the Bankruptcy Code.

         "DEFAULT" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "DOCUMENTATION AGENT" means Wells Fargo Foothill, LLC.

         "DOLLARS" or "$" refers to lawful money of the United States of America.

         "EFFECTIVE DATE" means the date on which the conditions specified in
Section 5.1 are satisfied (or waived in accordance with Section 10.2).

         "ELIGIBLE CREDIT CARD RECEIVABLES" means, as of the date of determination thereof, Accounts due to a Loan Party on a non-recourse basis (other than standard chargebacks and standard fees due to the credit card issuer or processor) from (i) Visa, MasterCard, American Express Co., Discover, World Financial Network National Bank (in connection with the Borrowers' private label credit card) or JCB, and (ii) other credit card issuers and/or processors reasonably acceptable to the Agents as arise in the ordinary course of business for the purchase of merchandise or services which have been earned by performance; PROVIDED THAT, none of the following shall be deemed to be Eligible Credit Card Receivables:

         (a) Accounts that are past due or Accounts that have been outstanding for more than seven days from the date of sale;

         (b) Accounts with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent, for its benefit and the ratable benefit of the Secured Parties, pursuant to the Security Documents);

         (c) Accounts that are not subject to a first priority security interest in favor of the Collateral Agent, for the benefit of itself and the Secured Parties (it being the intent that standard fees due by the Loan Parties and standard chargebacks in the ordinary course by such credit card issuers and/or processors shall not be deemed violative of this clause);

         (d) Accounts which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback); and

         (e) Accounts which the Agents determine in their reasonable commercial judgment to be unlikely to be collected.

         "ELIGIBLE HOST STORE RECEIVABLES" means, as of the date of determination thereof, Accounts and payment intangibles owed to a Loan Party by a Host Store on account of the retail sale of Inventory by a Loan Party at the subject Host Store (net of rent, fees, and other amounts due and payable to the subject account debtor under the subject lease, license, or other agreement between such Loan Party and the subject Host Store) in which account receivable the Collateral Agent has a first and only valid and perfected priority security interest; PROVIDED THAT, none of the following shall be deemed to be Eligible Host Store Receivables:

         (a) All Accounts of any Host Store other than Kmart Corporation or its Affiliates, any part of whose Accounts due to any Loan Party is more than seven days past due in accordance with the payment terms of the lease, license, or other agreement between such Loan Party and the subject Host Store;

         (b) All Accounts of Kmart Corporation or its Affiliates, any part of whose Accounts due to any Loan Party is more than three Business Days past due in accordance with the payment terms of the Kmart Agreement;

         (c) any Account as to which any one or more of the following events has occurred with respect to the account debtor: death or judicial declaration of incompetency; the filing by or against such Person of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by such Person for the benefit of creditors; the appointment of a receiver or trustee for such Person or for any of the assets of such Person, including, without limitation, the appointment of or taking possession by a "custodian", as defined in the Bankruptcy Code; the institution by or against such Person of any other type of insolvency proceeding (under the bankruptcy laws of the United States or elsewhere) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, such Person; the sale, assignment, or transfer of all or substantially all of the assets of such Person; the inability to pay or the nonpayment by such Person of its debts generally as they become due; or the cessation of the business of such Person as a going concern (each an "Insolvency Event"), provided, however, that Accounts which were created after the date of the occurrence of an Insolvency Event with respect to the applicable account debtor shall not be deemed to be ineligible solely as a result of the occurrence of such Insolvency Event;

         (d) Any Account, to the extent of any disputed amount or amount claimed by the subject account debtor as being subject to any chargeback, offset, or contra or is otherwise disputed;

         (e) Any Account owed by any account debtor located in Indiana, Minnesota, or Vermont (or any other state having requirements similar to those set forth below) unless the relevant Loan Party (i) has received a certificate of authority to do business, if applicable, and is in good standing in such jurisdiction and (ii), if applicable, has filed a Notice of Business Activities Report with the appropriate state offices for the then current year; and

         (f) Accounts which the Agents determine in their reasonable commercial judgment to be unlikely to be collected.

         "ELIGIBLE IN-TRANSIT INVENTORY" shall mean, as of the date of determination thereof, without duplication of other Eligible Inventory or any Eligible L/C Inventory, Inventory being delivered from outside the United States or Puerto Rico which is then being shipped for receipt within 60 days at a warehouse facility of a Loan Party (a) not yet received at the Borrowers' distribution centers, (b) which has been consigned to a Loan Party (along with delivery to a Loan Party or its representative of the documents of title with respect thereto), (c) as to which a customs broker agency agreement, reasonably satisfactory to the Agents, is in effect, and (d) which otherwise would constitute Eligible Inventory within the definition thereof.

         "ELIGIBLE INVENTORY" shall mean, as of the date of determination thereof, without duplication as to Eligible In-Transit Inventory or Eligible L/C Inventory, items of Meldisco Eligible Inventory of the Loan Parties that are finished goods, merchantable and readily saleable to the public in the ordinary course; PROVIDED THAT, none of the following shall be Eligible Inventory:

         (a) Inventory that is not owned solely by a Loan Party or the Loan Parties do not have good and valid title thereto; Inventory that is leased or on consignment but not owned by a Loan Party; or, unless otherwise agreed to by the Agents in their discretion on terms acceptable to the Agents, Inventory that is owned by the Loan Parties but that is leased or on consignment;

         (b) Inventory (including any portion thereof in transit from vendors) that is not located at a warehouse facility used by a Loan Party in the ordinary course or at a property that is owned or leased by a Loan Party;

         (c) Inventory that represents (A) goods damaged, defective or otherwise unmerchantable, (B) goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents, or (C) goods to be returned to the vendor;

         (d) Inventory that is not located in the United States of America (excluding territories and possessions thereof other than Puerto Rico);

         (e) Inventory that is not subject to a perfected first-priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties;

         (f) Inventory which consists of samples, labels, bags, packaging, and other similar non-merchandise categories;

         (g) Inventory as to which insurance in compliance with the provisions of Section 6.7 hereof is not in effect; and

         (h) Inventory which has been sold but not yet delivered.

         "ELIGIBLE L/C INVENTORY" shall mean, as of the date of determination thereof, without duplication of any Eligible Inventory or Eligible In-Transit Inventory, Inventory (a) not yet received at the Borrowers' distribution centers, (b) the purchase of which is supported by a Commercial Letter of Credit having an expiry within 60 days of such date of determination, (c) as to which a customs broker agency agreement, reasonably satisfactory to the Agents, is in effect, and (d) which upon receipt by the applicable Loan Party would otherwise constitute Eligible Inventory.

         "ELIGIBLE RECEIVABLES" means, as of the date of determination, (a) Eligible Credit Card Receivables, (b) Eligible Host Store Receivables, and (c) Eligible Wholesale Receivables.

         "ELIGIBLE WHOLESALE RECEIVABLES" means as of the date of determination, without duplication as to Eligible Host Store Receivables or Eligible Credit Card Receivables, the Accounts of any Loan Party at such date, created in the ordinary course of business from sales of Inventory on account; PROVIDED THAT, none of the following shall be deemed to be Eligible Wholesale Receivables:

         (a) any Account not payable in Dollars;

         (b) any Account which, at the date of issuance of the invoice therefor, was by its terms payable more than 60 days after shipment of the related Inventory or otherwise reasonably acceptable in writing to the Agents;

         (c) any Account which remains unpaid for more than 90 days past the original contractual invoice date of such Account;

         (d) any Account due from any Loan Party or Affiliate of any Loan Party;

         (e) any Account with respect to all or part of which a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been presented for payment and returned uncollected for any reason;


         (f) any Account as to which any one or more of the following events has occurred with respect to the account debtor: death or judicial declaration of incompetency; the filing by or against such Person of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by such Person for the benefit of creditors; the appointment of a receiver or trustee for such Person or for any of the assets of such Person, including, without limitation, the appointment of or taking possession by a "custodian", as defined in the Bankruptcy Code; the institution by or against such Person of any other type of insolvency proceeding (under the bankruptcy laws of the United States or elsewhere) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, such Person; the sale, assignment, or transfer of all or substantially all of the assets of such Person; the inability to pay or the nonpayment by such Person of its debts generally as they become due; the cessation of the business of such Person as a going concern; or, in the Agents' commercial judgment, unsatisfactory general financial performance or credit standing or likelihood of unsatisfactory general financial performance or credit standing in the near future;

         (g) any Account due from an account debtor incorporated under the laws of any jurisdiction other than the United States of America or Puerto Rico or any political subdivision of any of the foregoing or whose principal place of business, residence or domicile or substantially all of whose assets is located outside of the United States of America or Puerto Rico, unless such Account is backed by U.S. Government insurance or a letter of credit issued or confirmed by a bank organized under the laws of the United States of America or a State thereof and having capital, surplus, and undivided profits in excess of $500,000,000 (so long as such letter of credit has been delivered to the Collateral Agent as additional Collateral under the Security Documents);

         (h) all Accounts of any account debtor if more than 25% of the aggregate amount of Accounts of such account debtor are ineligible pursuant to clause (c) above;

         (i) the disputed portion of any Account as to which there is any unresolved dispute, defense, offset, counterclaim or other deduction with or by the respective account debtor (or the full portion of such Account if the account debtor is representing that it will not pay any portion of the undisputed amount of such Account due to such disputed portion);

         (j) any Account as to which either (i) the perfection, enforceability or validity of the Collateral Agent's security interest in such Receivable, or
(ii) the Collateral Agent's right or ability to obtain direct payment to the Collateral Agent, for the benefit of the Lenders, of the proceeds of such Receivables, is governed by any federal or state statutory requirements other than those of the UCC and the Bankruptcy Code;

         (k) any Account as to which the Collateral Agent, for the benefit of the Lenders, does not have a valid and enforceable first priority security interest, subject to no other Liens;

         (l) any Account representing an obligation for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement;

         (m) any Account for which the Loan Parties do not have in place a wholesale accounts receivable accounting system, including without limitation agings reporting, reasonably acceptable to the Collateral Agent; and

         (n) any Account which the Agents determine in their reasonable commercial judgment to be unlikely to be collected.

         "ENVIRONMENTAL INDEMNITY" means the Environmental Compliance and Indemnity Agreement among the Borrowers and the Agents, in form and substance satisfactory to the Agents.

         "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters.

         "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Borrower directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Lead Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Lead Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Lead Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Lead Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Lead Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Lead Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

         "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "EVENT OF DEFAULT" has the meaning assigned to such term in Section
8.1.

         "EXCESS AVAILABILITY" means, as of any date of determination, the result of (a) Availability MINUS (b) all then past due obligations of the Debtors arising subsequent to the commencement of the Reorganization Cases which are not current, including without limitation, accounts payable which are beyond customary trade terms and rent obligations which are beyond applicable grace periods.

         "EXCLUDED TAXES" means, with respect to the Agents, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its gross or net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.28(b), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.26(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to
Section 2.26(a).

         "EXISTING CREDIT AGREEMENT" has the meaning set forth in the preamble hereto.

         "EXISTING LETTERS OF CREDIT" means the outstanding Letters of Credit under the Original Credit Agreement and rolled into the Existing Credit Agreement as listed on SCHEDULE 1.1(C) hereto.

         "FACILITY GUARANTEE" means the Guaranty executed by the Facility Guarantors in favor of the Collateral Agent for the benefit of the Agents, the Issuing Banks and the Lenders.

         "FACILITY GUARANTORS" means all Subsidiaries of each Borrower now existing or hereafter created (other than Foreign Subsidiaries and Unrestricted Subsidiaries), in their capacity as debtors and debtors in possession.

         "FACILITY GUARANTORS COLLATERAL DOCUMENTS" means the Facility Guarantee, the Guarantor Security Agreement, the Mortgages, and all other security agreements, mortgages, pledge agreements, deeds of trust, and other instruments, documents or agreements executed and delivered by any Facility Guarantor from time to time to secure the Facility Guarantee, and as may be further evidenced in the Borrowing Order.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on such Business Day by the Federal Reserve Bank of New York, or, if such day is not a Business Day, the next succeeding Business Day, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Fleet from three Federal funds brokers of recognized standing selected by it.

         "FEE LETTERS" means, the letter entitled "Fee Letter" among the Borrowers, Fleet National Bank and others dated as of March 4, 2004, as such letter may from time to time be amended by the parties thereto.

         "FINAL BORROWING ORDER" means a Borrowing Order entered in the Reorganization Cases after notice and a final hearing pursuant to Rule 4001(c) of the Federal Rules of Bankruptcy Procedure and applicable local rules, which is a Final Order.

         "FINAL ORDER" means an order or judgment of the Bankruptcy Court as entered on the docket of the Clerk of the Bankruptcy Court, that has not been reversed, stayed, modified or amended and as to which the time to appeal, petition for certiorari, reargument or rehearing has expired and no proceeding for certiorari, reargument or rehearing is pending or if an appeal, reargument, petition for certiorari, or rehearing has been sought, the order or judgment of the Bankruptcy Court has been affirmed by the highest court to which the order was appealed, from which the reargument or rehearing was sought, or certiorari has been denied and the time to take any further appeal or to seek certiorari or further reargument or rehearing has expired.

         "FINANCIAL OFFICER" means the treasurer, assistant treasurer, senior vice president of financial reporting, the chief administrative officer or the controller of the Lead Borrower.

         "FIRST DAY ORDERS" means those orders entered by the Bankruptcy Court on the Petition Date or based upon motions filed on the Petition Date.

         "FISCAL PERIOD" means the accounting periods of the Borrowers based upon the Borrowers' accounting practices which are in effect on the date of this Agreement, such fiscal periods being reflected on SCHEDULE 1.2 hereto.

         "FLEET" means Fleet National Bank, a national banking association, and its successors and assigns.

         "FOOTACTION INVENTORY" means Inventory held for sale in the ordinary course of business at retail in Footaction and Uprise stores, through the Borrower's Consumer Direct Business, or through related other Footaction or Uprise selling channels of the Loan Parties.

         "FOOTACTION STORES" means stores selling Footaction Inventory at retail.

         "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "FOREIGN SUBSIDIARY" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or Puerto Rico or the District of Columbia.

         "FRG" means Fleet Retail Group, Inc., a Delaware corporation.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "GIFT CERTIFICATE AND MERCHANDISE CREDIT LIABILITY" means, at any time, the aggregate face value at such time of (a) outstanding gift certificates and gift cards of the Loan Parties entitling the holder thereof to use all or a portion of the certificate to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits of the Loan Parties.

         "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, whether primary or otherwise, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, PROVIDED THAT the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "GUARANTOR SECURITY AGREEMENT" means the Security Agreement among the Facility Guarantors and the Collateral Agent for the benefit of the Agents, the Issuing Banks and the Lenders, and as may be further evidenced in the Borrowing Order.

         "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under
Section 101(14) of CERCLA.

         "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, or other interest or currency exchange rate or commodity price hedging arrangement.

         "HOST STORE" means any Person which operates retail stores at which any Loan Party operates retail shoe departments as so-called "licensed departments".

         "HOST STORE ELIGIBLE INVENTORY" means Eligible Inventory which is footwear held for sale in the ordinary course of business by the Loan Parties in Host Stores or through related other selling channels at retail.

         "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others (including, without limitation, under any Synthetic Leases), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) the liquidation value of all preferred capital stock and other equity interests of such Person which are subject to mandatory sinking fund payments, mandatory redemption or other acceleration at any time from the date hereof to the date which is 90 days after the Termination Date, and (l) the principal and interest portions of all rental obligations of such Person under any Synthetic Lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

         "INDEMNITEE" has the meaning provided therefor in Section 10.3(b).

         "INTEREST CHARGES" means, for any period, with respect to any Person, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of such Person in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of such Person with respect to such period under capital leases that is treated as interest in accordance with GAAP.

         "INTEREST PAYMENT DATE" means (a) with respect to any Base Rate Loan (including any Swingline Loan, if applicable), the last day of each calendar month, (b) with respect to any Eurodollar Loan (including any Swingline Loan, if applicable), the last day of each calendar quarter and the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, and
(c) the day each Loan is due (whether at maturity or by acceleration or otherwise).

         "INTEREST PERIOD" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Lead Borrower may elect, or, with respect to any Swingline Loan, if applicable, the period commencing on the date of such Swingline Loan and ending on the day agreed to for the last day of such Interest Period between the Lead Borrower and the Swingline Lender, PROVIDED THAT, in each case (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (c) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "INTERIM BORROWING ORDER" means the Borrowing Order entered in the Reorganization Cases on March 3, 2004 prior to notice and a final hearing pursuant to Rule 4001(c) of the Federal Rules of Bankruptcy Procedure and any applicable local rules of the Bankruptcy Court.

         "INVENTORY" has the meaning assigned to such term in the Security Agreements.

         "INVENTORY ADVANCE RATE" means the following percentages for the periods indicated for the types of Inventory indicated:

  Meldisco Eligible Inventory:
  ------------------------------------ -------------------------------------
                   Period                     Inventory Advance Rate
  ------------------------------------ -------------------------------------
   January of each year                                 68%
  ------------------------------------ -------------------------------------
   February through May of each year                    76%
  ------------------------------------ -------------------------------------
   June through December of each year                   78%
  ------------------------------------ -------------------------------------


         "INVENTORY RESERVES" means such reserves as may be established from time to time by the Agents in the Agents' commercially reasonable discretion with respect to the determination of the salability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on (i) obsolescence; (ii) seasonality; (iii) Shrink; (iv) imbalance; (v) change in Inventory character; (vi) change in Inventory composition; (vii) change in Inventory mix; (viii) markdowns (both permanent and point of sale); and (ix) retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

         "ISSUING BANK" means Fleet and any successor to Fleet in such capacity. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate, if acceptable to Lead Borrower.

         KMART AGREEMENT" means the Master Agreement dated as of June 9, 1995 between Kmart Corporation and the Lead Borrower (as successor to Melville Corporation), as amended by the Agreement dated as of March 25, 1996, among Kmart Corporation, Melville Corporation, Kmart Properties, Inc. and Footwear Group, Inc., predecessor in interest to the Lead Borrower, and the Meldisco License Agreements referenced in the Master Agreement, and as further amended in a manner reasonably acceptable to the Agents in connection with the Kmart Settlement.

         "KMART DIVIDEND" means the aggregate amount of dividends and "Excess Fees" (as defined in the Kmart Agreement) which the Loan Parties are required to pay to Kmart Corporation (whether pursuant to Article 6.1(b)(ii) and 6.1(b)(v) of the Kmart Agreement or otherwise).

         "KMART-RELATED DEFAULT" means the occurrence of any of the following:
(a) the failure of Kmart Corporation to make any payment in full required to be made to any Loan Party within three Business Days after the same is due under the Kmart Agreement, (b) three Business Days after the occurrence of any material breach by Kmart Corporation or any of its Affiliates under the Kmart Agreement, if such breach is not cured within such three Business Day period,
(c) the taking of any action by the Borrowers or any of their Subsidiaries (i) to terminate or reject the Kmart Agreement, (ii) to modify the Kmart Agreement, or (iii) to modify the Kmart Stipulation in a manner adverse to the Loan Parties or the Lenders (except with the prior written consent of the Agents, the Co-Lead Arrangers and the Required Lenders), or (d) within 20 days after the taking of any action by Kmart Corporation or any of its Affiliates, to compel rejection of the Kmart Agreement, unless within such 20 day period the Borrower has obtained entry of a court order reasonably acceptable to Administrative Agent either (i) denying such motion to reject or (ii) making such rejection effective not less than 90 days after the entry of a court order directing the Borrower to reject the Kmart Agreement.

         "KMART RESERVE" means, commencing in 2005 and continuing for each year thereafter, from February 1 of each such year through the date of the actual payment of the Kmart Dividend to Kmart Corporation, 100% of the projected Kmart Dividend. Such projected Kmart Dividend shall be reasonably projected by the Lead Borrower in good faith based upon the applicable financials of the Meldisco/Kmart Loan Parties.

         "KMART SETTLEMENT" means the (a) amendment of the Kmart Agreement and the Kmart Stipulation and (b) the Borrowers' assumption of the Kmart Agreement and payment of all amounts due in connection therewith, in each case in form and substance reasonably satisfactory to each of the Borrowers and the Required Lenders, as amended in connection with any settlement by the Debtors with Kmart that is approved by Final Order of the Bankruptcy Court.

         "KMART STIPULATION" means that certain stipulation titled "Stipulation and Order Regarding Adequate Protection with respect to Kmart Corporation" filed in connection with the Reorganization Cases.

         "L/C DISBURSEMENT" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

         "L/C INVENTORY ADVANCE RATE" means 50%.

         "LEAD BORROWER" means Footstar, Inc., a Delaware corporation.

         "LENDER" shall mean each Person having a Commitment as set forth on
SCHEDULE 1.1(B) hereto and each assignee that becomes a party to this Agreement as set forth in Section 10.5.

         "LETTER OF CREDIT" shall mean (a) a letter of credit that is (i) issued pursuant to this Agreement for the account of any Borrower, (ii) a Standby Letter of Credit or Commercial Letter of Credit, (iii) issued in connection with the purchase of Inventory by any Borrower and for other purposes for which a Borrower has historically obtained letters of credit, or for any other purpose that is reasonably acceptable to the Administrative Agent, and (iv) in form and substance reasonably satisfactory to the Issuing Bank, and (b) the Existing Letters of Credit.

         "LETTER OF CREDIT FEES" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.13.

         "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the sum of (a) with respect to Letters of Credit outstanding at such time, the aggregate maximum undrawn amount that then is or at any time thereafter may become available for drawing or payment thereunder PLUS (b) all amounts theretofore drawn or paid under Letters of Credit for which the Issuing Bank has not then been indefeasibly reimbursed.

         "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate of interest (rounded upwards, if necessary to the next 1/16 of 1%) which represents the offered rate for deposits in U.S. Dollars, for a period of time comparable to such Interest Period, which appears on the Telerate page 3750 (or the successor or replacement thereof) as of 11:00 a.m. (London time) on that day that is two Business Days preceding the first day of such Interest Period; provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBO Rate for such Interest Period shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to such Interest Period shown on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time) on that day that is two Business Days prior to the beginning of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the LIBO Rate for any Interest Period will be determined on the basis of the offered rates for deposits in U.S. Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London time) on that day that is two Business Days preceding the first day of such Interest Period, as selected by the Agent. The principal London office of each of four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City) time on that day that is two Business Days preceding the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBO Rate for the proposed Interest Period cannot be determined and is therefore unavailable. The Administrative Agent shall give notice to the Lead Borrower of the LIBO Rate as determined for each Eurodollar Borrowing and such notice shall be conclusive and binding, absent manifest error.

         "LIBOR RESERVE REQUIREMENTS" means for any day as applied to a Eurodollar Borrowing, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

         "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LOAN ACCOUNT" has the meaning provided therefor in Section 2.20.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Mortgages, the Environmental Indemnity, the Letters of Credit, the Fee Letters, all Borrowing Base Certificates, the Borrower Security Agreement, the Facility Guarantee, the Guarantor Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the other Security Documents, any documents or agreements required by the Security Documents, and any other instrument or agreement executed and delivered in connection therewith.

         "LOAN PARTY" or "LOAN PARTIES" means the Borrowers and the Facility Guarantors.

         "LOANS" shall mean all loans (including, without limitation, Revolving Loans and Swingline Loans) at any time made to the Borrowers or for account of the Borrowers pursuant to this Agreement.

         "MARGIN STOCK" has the meaning assigned to such term in Regulation U.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, property, assets, or condition, financial or otherwise, of the Lead Borrower and its Subsidiaries considered as a whole, (b) the ability of the Lead Borrower or any Subsidiary to perform any of its obligations under any Loan Document to which it is or will be a party, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the material rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or thereunder.

         "MATERIAL AGREEMENTS" means (i) the Kmart Agreement; and (ii) any other agreement material to the business of the Loan Parties, the termination, rejection or loss of which would reasonably be expected to result in a Material Adverse Effect, including without limitation any material agreements with Host Stores.

         "MATERIAL INDEBTEDNESS" means post-Petition Date Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Loan Parties in an aggregate principal amount exceeding $10,000,000. For purposes of determining the amount of Material Indebtedness at any time, the "principal amount" of the obligations in respect of any Hedging Agreement at such time shall be the maximum aggregate amount that a Loan Party would be required to pay if such Hedging Agreement were terminated at that time.

         "MATURITY DATE" means May 26, 2004, unless the Final Borrowing Order is entered by that date and if the Final Borrowing Order is so entered, the "Maturity Date" shall mean the earlier of March 4, 2006 or the confirmation of a Bankruptcy Plan.

         "MAXIMUM RATE" has the meaning provided therefor in Section 10.13.

         "MELDISCO ELIGIBLE INVENTORY" means Eligible Inventory (a) which is Host Store Eligible Inventory, (b) held for sale on account in the ordinary course of business at wholesale by the Loan Parties, or (c) held for sale in the ordinary course of business at retail by the Loan Parties at Shoe Zone stores wholly owned by the Loan Parties.

         "MELDISCO STORES" means stores selling Meldisco Eligible Inventory at retail.

         "MELDISCO SUBSIDIARIES" means the Subsidiaries of the Lead Borrower comprising the Meldisco division which sell Meldisco Eligible Inventory at retail.

         "MELDISCO/KMART LOAN PARTIES" means the Loan Parties in which Kmart Corporation or any of its Affiliates owns a minority interest as identified as Meldisco/Kmart on SCHEDULE 4.12.

         "MINORITY LENDERS" has the meaning provided therefor in Section
10.2(c).

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORTGAGES" means, collectively, (i) the Deed of Trust, as amended, between Footstar Corporation and the Collateral Agent for the benefit of the Agents, the Issuing Banks and the Lenders with respect to the Real Estate located in Mira Loma, California, and (ii) each mortgage or deed of trust, as applicable, with respect to the owned Just for Feet parcels of Real Estate located in Knoxville, Tennessee, Hurst, Texas and Orlando, Florida, in each case as may be further evidenced in the Borrowing Order.

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NET INCOME" means, for any period, with respect to any Person, the net income of such Person (excluding extraordinary gains but including extraordinary losses) for that period.

         "NEW LENDING OFFICE" has the meaning set forth in Section 2.26(e).

         "NONCOMPLIANCE NOTICE" has the meaning provided therefor in Section 2.5(b).

         "NOTES" shall mean (i) the promissory notes of the Borrowers substantially in the form of EXHIBIT C-1, each payable to the order of a Lender, evidencing the Revolving Loans, and (ii) the promissory note of the Borrowers substantially in the form of EXHIBIT C-2, payable to the Swingline Lender, evidencing the Swingline Loans.

         "OBLIGATIONS" means (a) the due and punctual payment by the Loan Parties of the following, whether now existing or hereafter arising: (i) the principal of, and interest (whether or not allowed in the Reorganization Cases) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon, fees on account thereof and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties to the Secured Parties under this Agreement and the other Loan Documents, including without limitation attorneys fees and expenses, (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities, whether now existing or hereafter arising, of each Loan Party under or pursuant to this Agreement, and the other Loan Documents, (c) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities, whether now existing or hereafter arising, relating to any Hedging Agreements with any Lender or Affiliate thereof, whether now existing or hereafter arising, to the extent permitted hereunder, and (d) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities, whether now existing or hereafter arising, relating to any transaction with either Agent, or any of their respective Affiliates, which arises out of any cash management, depository, investment, letter of credit, interest rate protection or other Hedging Agreement, equipment leasing or other banking or financial services provided by any such Person, as each may be amended from time to time.

         "ORIGINAL CREDIT AGREEMENT" means that certain Credit Agreement dated as of October 18, 2002 among the Borrowers, the Lenders party thereto, Fleet National Bank, as administrative agent and swingline lender, Fleet Retail Finance Inc. (now known as Fleet Retail Group, Inc.), as collateral agent, Congress Financial Corporation and Wells Fargo Retail Finance, LLC, as syndication agents, JPMorgan Chase Bank, as documentation agent, and Back Bay Capital Funding LLC, as term lender, as the same has been modified, amended, supplemented or restated from time to time.

         "OTHER TAXES" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "OVERADVANCE" means, at any time of calculation, a circumstance in which Availability is less than zero.

         "PATENT SECURITY AGREEMENT" means the Patent Security Agreement among certain Loan Parties and the Collateral Agent for the benefit of the Agents, the Issuing Banks and the Lenders, and as may be further evidenced in the Borrowing Order.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "PERFECTION CERTIFICATE" means a certificate in the form of ANNEX 1 to the Security Agreements or any other form approved by the Collateral Agent.

         "PERMITTED ENCUMBRANCES" means:

         (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.5;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 6.5;

         (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

         (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

         (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII; and

         (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrowers or any Subsidiary;

PROVIDED THAT, except as provided in any one or more of clauses (a) through (f) above, the term "PERMITTED ENCUMBRANCES" shall not include any Lien securing Indebtedness.

         "PERMITTED OVERADVANCE" means an Overadvance determined by the Administrative Agent, in its reasonable discretion, which is made to maintain, protect or preserve the Collateral and/or the Lenders' rights under the Loan Documents; PROVIDED THAT Permitted Overadvances shall not (i) exceed the lesser of (A) five percent of the sum of the then Borrowing Base, or (B) Ten Million Dollars ($10,000,000), in the aggregate outstanding at any time or (ii) remain outstanding for more than 30 consecutive Business Days (with no less than five Business Days between each such 30-day period), unless in case of clause (ii), the Required Supermajority Lenders otherwise agree, or (iii) be permitted to occur more than three times in any twelve month period; and PROVIDED FURTHER that the foregoing shall not (1) modify or abrogate any of the provisions of
Section 2.6(f) hereof regarding the Lenders' obligations with respect to L/C Disbursements, or (2) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for "inadvertent Overadvances" (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and FURTHER PROVIDED THAT in no event shall the Administrative Agent make an Overadvance, if immediately after giving effect thereto, the principal amount of the Credit Extensions would exceed the Commitments.

         "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "PETITION DATE" means March 2, 2004.

         "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Lead Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PRE-PETITION SENIOR DEBT" means all obligations of the Borrowers under the Original Credit Agreement.

         "PROJECTIONS" has the meaning set forth in Section 4.4(b).

         "REAL ESTATE" means all land, together with the buildings, structures, parking areas, and other improvements thereon, and fixtures relating thereto, now or hereafter owned or leased by any Loan Party (including, but not limited to, acquired and/or utilized pursuant to an industrial revenue or development bond structure), including all easements, rights-of-way, and similar rights relating thereto, and all leases, tenancies, and occupancies thereof.

         "RECEIVABLES ADVANCE RATE" means 85%.

         "REGISTER" has the meaning set forth in Section 10.5(c).

         "REGULATION U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "RELEASE" has the meaning set forth in Section 101(22) of CERCLA.

         "REORGANIZATION CASES" means the collective reference to the cases of the Debtors pursuant to Chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court (Docket No. 22350 ET. SEQ. (jointly administered)).

         "REQUIRED LENDERS" means, at any time, Lenders having Commitments in excess of 50% of the Total Commitments, or if the Commitments have been terminated, Lenders whose percentage of the outstanding Credit Extensions (after settlement and repayment of all Swingline Loans by the Lenders and after taking into account each Lender's Commitment Percentage of the Letter of Credit Outstandings) aggregate in excess of 50% of all such Credit Extensions.


         "REQUIRED SUPERMAJORITY LENDERS" shall mean, at any time, Lenders having Commitments outstanding representing at least 66 and 2/3% of the Total Commitments outstanding or if the Commitments have been terminated, Lenders whose percentage of the outstanding Credit Extensions aggregate (after settlement and repayment of all Swingline Loans by the Lenders and after taking into account each Lender's Commitment Percentage of the Letter of Credit Outstandings) not less than 66 and 2/3% of all such Credit Extensions.

         "RESERVES" means all (if any) Inventory Reserves, Availability Reserves, the Carve Out Reserve and the Kmart Reserve.

         "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock or other equity interests of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock or other equity interests of any Loan Party or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of any Loan Party or any Subsidiary; provided however, that payments due and payable from time to time to Kmart Corporation or any of its Affiliates under the Kmart Agreement shall not constitute a Restricted Payment hereunder.

         "REVOLVER RESERVES" means the Carve Out Reserve, the Kmart Reserve and the Availability Reserve.

         "REVOLVING LOANS" means all Revolving Loans at any time made by a Lender pursuant to Section 2.1.

         "REVOLVING NOTE" has the meaning set forth in Section 2.8.

         "RITE AID EAST COAST SUBSIDIARIES" means the Subsidiaries identified as "Rite Aid East Coast" on SCHEDULE 4.12.

         "S&P" means Standard & Poor's.

         "SECURED PARTIES" has the meaning assigned to such term in the Security Agreements.

         "SECURITY AGREEMENTS" means the Borrower Security Agreement and the Guarantor Security Agreement.

         "SECURITY DOCUMENTS" means the Facility Guarantee, the Borrower Security Agreement, the Guarantor Security Agreement, the Trademark Security Agreement, the Patent Security Agreement, the Mortgages, the other Facility Guarantors Collateral Documents, the Borrowing Order, and each other security agreement, or other instrument or document executed and delivered pursuant to
Section 6.12 or pursuant to any of the other Loan Documents to secure any of the Obligations.

         "SETTLEMENT DATE" has the meaning provided in Section 2.7(b) hereof.

         "SHRINK" means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

         "STANDBY LETTER OF CREDIT" means any Letter of Credit other than a Commercial Letter of Credit.

         "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "SUPERPRIORITY CLAIM" shall mean a claim against any of the Debtors in any of the Reorganization Cases which is an administrative expense claim having priority over any or all other administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

         "SYNTHETIC LEASE" means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, may be characterized as Indebtedness of such lessee without regard to the accounting treatment.

         "SWINGLINE LENDER" means Fleet, in its capacity as lender of Swingline Loans hereunder, together with its successors and assigns in such capacity.

         "SWINGLINE LIMIT" means $25,000,000 (or such other amount as may be established in accordance with this Agreement).

         "SWINGLINE LOAN" shall mean a Loan made by the Swingline Lender to the Borrowers pursuant to Section 2.5 hereof.

         "SWINGLINE NOTE" has the meaning set forth in Section 2.8.

         "SYNDICATION AGENT" means General Electric Capital Corporation.

         "TAXES" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "TEMPORARY CASH INVESTMENTS" means each of the following:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and demand deposit and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer;

         PROVIDED THAT, notwithstanding the foregoing, no such Temporary Cash Investments shall be permitted unless such Temporary Cash Investments are pledged to the Collateral Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Collateral Agent.

         "TERMINATION DATE" shall mean the earliest to occur of (i) the Maturity Date, or (ii) the date on which the maturity of the Loans is accelerated and the Commitments are terminated pursuant to Section 8.1 hereof, (iii) the date on which all Obligations are indefeasibly paid in full in cash in Dollars, no Letters of Credit remain outstanding and the Commitments have been terminated, or (iv) the Consummation Date.

         "TOTAL COMMITMENTS" shall mean, at any time, the sum of the Commitments at such time.

         "TRADEMARK SECURITY AGREEMENT" means the Trademark Security Agreement among certain Loan Parties and the Collateral Agent for the benefit of the Agents, the Issuing Banks and the Lenders, and as may be further evidenced in the Borrowing Order.

         "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "UCC" means the Uniform Commercial Code as presently in effect from time to time in any jurisdiction applicable to any Loan Party.

         "UNRESTRICTED SUBSIDIARY" means a Subsidiary of a Loan Party designated while no Default or Event of Default exists by the Lead Borrower's board of directors as such, PROVIDED THAT no Subsidiary may be designated as an Unrestricted Subsidiary unless (a) it is a Foreign Subsidiary with none of its assets included in the calculation of Borrowing Base immediately prior to such

Subsidiary's being designated as an Unrestricted Subsidiary or (b) a closed single store Subsidiary which is dormant and not engaged in any business operations and have no assets.

         "UNUSED LINE FEE" has the meaning set forth in Section 2.12.

         "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.2 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.3 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the Effective Date.

ARTICLE II

                           AMOUNT AND TERMS OF CREDIT

SECTION 2.1 COMMITMENTS OF THE LENDERS. (a) (i) Each Lender, severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth in this Agreement including without limitation, the conditions set forth in Article V and the limitations set forth in Section 2.2, to extend credit to the Borrowers on a revolving basis, in the form of Revolving Loans and Letters of Credit and in an amount not to exceed the lesser of (A) such Lender's Commitment or (B) such Lender's Commitment Percentage of the Borrowing Base MINUS the Revolver Reserves.

                  (ii) Each Borrowing of Revolving Loans (other than Swingline Loans) shall be made by the Lenders PRO RATA in accordance with their respective Commitments. The failure of any Lender to make any Revolving Loan shall neither relieve any other Lender of its obligation to fund its Loan in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

SECTION 2.2 LIMITATIONS ON REVOLVING LOANS . The obligations of the Lenders to make Revolving Loans pursuant to Section 2.1 shall be subject to the following limitations:

         (a) The aggregate outstanding amount of the Credit Extensions shall not at any time exceed the Total Commitments.

(b) The aggregate outstanding amount of the Credit Extensions shall not at any time exceed the sum of the Commitments, as reduced by the Borrowers from time to time pursuant to Section 2.15.

(c) No Lender has any obligation to make any Revolving Loan if, immediately after giving effect thereto, an Overadvance would exist.

(d) Subject to all of the other provisions of this Agreement, Revolving Loans that are repaid may be reborrowed prior to the Termination Date. No new Credit Extension, however, shall be made to the Borrowers after the Termination Date.

SECTION 2.3 MAKING OF REVOLVING LOANS. (a) Except as set forth in Sections 2.16 and 2.24, Revolving Loans (other than Swingline Loans) by the Lenders shall be either Base Rate Loans or Eurodollar Loans as the Lead Borrower on behalf of the Borrowers may request subject to and in accordance with this Section 2.3. All Revolving Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Revolving Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Revolving Loan by causing any lending office of such Lender to make such Revolving Loan; but any such use of a lending office shall not affect the obligation of the Borrowers to repay such Revolving Loan in accordance with the terms of the applicable Note. Each Lender shall not, subject to its overall policy requirements and office availability, select a lending office which would result in the payment of increased costs by the Borrowers pursuant to Section 2.23 and will, if any said office was selected, use reasonable efforts to transfer the Revolving Loan to a different office to avoid such increased costs under Section 2.23. Subject to the other provisions of this Section 2.3 and the provisions of Section 2.24, Borrowings of Revolving Loans of more than one Type may be incurred at the same time, but no more than five (5) Borrowings of Eurodollar Loans may be outstanding at any time.

         (b) The Lead Borrower shall give the Administrative Agent two Business Days' prior telephonic and written notice (such written notice to include an updated Borrowing Base Certificate and to be in the form attached as EXHIBIT D hereto) of each Borrowing of Eurodollar Loans and same Business Day notice of each Borrowing of Base Rate Loans. Any such notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m., Boston time, on the second Business Day in the case of Eurodollar Loans prior to, and on the same Business Day in the case of Base Rate Loans as, the date on which such Borrowing is to be made. Such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall be in an integral multiple of

$500,000, but not less than $500,000) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period with respect thereto. If no election of Interest Period is specified in any such notice for a Borrowing of Eurodollar Loans, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of Base Rate Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 100 Federal Street, Boston, Massachusetts 02110, no later than 2:00 p.m., Boston time, in immediately available funds and such Borrowing shall then be made available to the Borrowers by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Revolving Loan included in such Borrowing. Upon receipt of the funds made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Lead Borrower.

SECTION 2.4 OVERADVANCES. The Agents and the Lenders have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Lenders and each Lender shall be bound thereby. If any Permitted Overadvance is made, the Administrative Agent shall promptly notify the Lenders. Any Permitted Overadvances may constitute Swingline Loans. The making of any Permitted Overadvance is for the benefit of the Borrowers; such Permitted Overadvances constitute Revolving Loans and Obligations. The making of any such Permitted Overadvances on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvances on any other occasion or to permit such Permitted Overadvances to remain outstanding.

SECTION 2.5 SWINGLINE LOANS. (a) The Swingline Lender is authorized by the Lenders to make Swingline Loans up to the Swingline Limit plus the Permitted Overadvances in the aggregate outstanding at any time, upon a notice of Borrowing received by the Administrative Agent and the Swingline Lender (which notice shall be submitted by 1:00 p.m., Boston time, on the Business Day on which such Swingline Loan is requested) (or later, if the Swingline Lender agrees in its discretion). Swingline Loans shall be subject to periodic settlement with the Lenders under Section 2.7 below and shall bear interest at the rate specified in Section 2.9(c) below.

         (b) Subject to Article V hereof, upon the Lead Borrower's request, Swingline Loans will be made by the Swingline Lender for administrative convenience. The Swingline Lender shall make Swingline Loans in reliance upon the Borrowers' actual or deemed representations under Section 5.2 that the applicable conditions for borrowing are satisfied. Swingline Loans may also be made (i) as Permitted Overadvances, or (ii) if the conditions for borrowing under Section 5.2 cannot be fulfilled. In the case of clause (ii), the Borrowers shall give immediate notice thereof to the Administrative Agent and the Swingline Lender (a "NONCOMPLIANCE Notice"), and the Administrative Agent shall promptly provide each Lender with a copy of the Noncompliance Notice. If the conditions for borrowing under Section 5.2 cannot be fulfilled, the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with Section 10.2 hereof. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans beginning one Business Day after the Noncompliance Notice is furnished to the Lenders. Notwithstanding the foregoing, no Swingline Loans shall be made pursuant to this subsection (b) (other than Permitted Overadvances) if, immediately after giving effect thereto, an Overadvance would exist.

SECTION 2.6 LETTERS OF CREDIT. (a) Upon the terms and subject to the conditions herein set forth, the Lead Borrower on behalf of the Borrowers may request the Issuing Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein, the Issuing Bank shall issue, for the account of the Borrowers, one or more Letters of Credit; PROVIDED THAT no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $75,000,000, or (ii) the aggregate Credit Extensions (or any part thereof) would exceed the applicable limitations set forth in Section 2.2; and PROVIDED, FURTHER, that no Letter of Credit shall be issued if the Issuing Bank shall have received notice from the Administrative Agent or the Required Lenders that the conditions to such issuance have not been met. The parties hereto acknowledge that pursuant to the Original Credit Agreement Fleet National Bank issued the Existing Letters of Credit which remain outstanding. The parties hereto agree that such Existing Letters of Credit shall constitute Letters of Credit of the Issuing Bank under this Agreement and the Issuing Bank shall be entitled to reimbursement of L/C Disbursements, Letter of Credit Fees and other rights with respect thereto pursuant to the terms of this Agreement as if originally issued hereunder.

         (b) Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date, PROVIDED THAT each Standby Letter of Credit may, upon the request of the Lead Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

         (c) Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date 180 days after the date of the issuance of such Commercial Letter of Credit and (ii) the date that is five Business Days prior to the Maturity Date.

         (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrowers in dollars on the same Business Day of any such drawing by paying to the Issuing Bank (or, if a Default or Event of Default then exists, the Administrative Agent) an amount equal to such drawing not later than 1:00 p.m., Boston time, on (i) the date that the Borrowers shall have received notice of such payment, if such notice is received prior to 10:00 a.m., Boston time, on such date, or (ii) the Business Day immediately following the day that the Borrowers receive such notice, if such notice is received after 10:00 a.m., Boston time on the day of receipt, PROVIDED THAT the Lead Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with
Section 2.3 (and subject to the limitations of Section 2.3(c)) that such payment be financed with a Revolving Loan consisting of a Base Rate Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan or Swingline Loan. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrowers by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make payment thereunder, PROVIDED THAT any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such payment.

         (e) Immediately upon the issuance of any Letter of Credit by the Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of the Issuing Bank, the Issuing Bank shall be deemed to have sold to each Lender, and each such Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Commitments pursuant to Section 10.5, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created, as applicable, to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by the Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to any Lender.

         (f) If the Issuing Bank shall make any L/C Disbursement, then, unless the Borrowers shall reimburse the Issuing Bank in full on the date such payment is made, the unpaid amount thereof shall bear interest, for each day from and including the date such payment is made to but excluding the date that the Borrowers reimburse the Issuing Bank therefor, at the rate per annum from time to time applicable to Base Rate Loans which are Revolving Loans, PROVIDED THAT, if the Borrowers fail to reimburse such Issuing Bank when due pursuant to paragraph (d) of this Section, then Section 2.10 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment or reimbursement, as applicable, by any Lender pursuant to paragraph (g) of this Section to the Agent for the account of the Issuing Bank or the Lenders, as applicable, shall be for the account of such Lender to the extent of such payment or reimbursement.

         (g) In the event that the Issuing Bank makes any L/C Disbursement and the Borrowers shall not have reimbursed such amount in full to the Issuing Bank pursuant to this Section 2.6, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Commitment Percentage of such unreimbursed payment in dollars and in same day funds. If and to the extent any Lender shall not have so made its Commitment Percentage of the amount of such payment or reimbursement available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent for the account of the Issuing Bank or the Lenders, as applicable, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate. Each Lender agrees to fund its Commitment Percentage of such unreimbursed payment or reimbursement notwithstanding a failure to satisfy any applicable lending conditions or the provisions of Sections 2.2 or 2.6, or the occurrence of the Termination Date. The failure of any Lender to make available to the Administrative Agent its Commitment Percentage of any such unreimbursed payment or reimbursement under any Letter of Credit shall neither relieve any Lender of its obligation hereunder to make available to the Issuing Bank its Commitment Percentage of any such unreimbursed payment or reimbursement on the date required, as specified above, nor increase the obligation of such other Lender. Whenever any Lender has made payments to the Administrative Agent for the account of the Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, and has not been reimbursed therefor, such Lender shall be entitled to share ratably in all payments and collections thereafter received on account of such reimbursement obligation.

         (h) Whenever the Borrowers desire that the Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Lead Borrower shall give to the Issuing Bank and the Administrative Agent at least two Business Days' prior written (including telegraphic, telex, facsimile, electronic, internet or cable communication) notice (or such shorter period as may be agreed upon in writing by the Issuing Bank and the Lead Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof. If requested by the Issuing Bank, the Borrowers shall also submit a letter of credit application on the Issuing Bank's standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit.

         (i) The obligations of the Borrowers to reimburse the Issuing Bank for any L/C Disbursement shall be unconditional and irrevocable and shall be paid in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrowers shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrowers might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrowers thereof): (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing. None of the Administrative Agent, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, PROVIDED THAT the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross negligence, or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (j) If any Event of Default shall occur and be continuing: on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in the Cash Collateral Account an amount in cash equal to 105% of the Letter of Credit Outstandings as of such date plus any accrued and unpaid interest thereon; each such deposit shall be held by the Collateral Agent as Collateral for the payment and performance of the Obligations of the Borrowers under this Agreement; the Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account; other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent at the request of the Borrowers and at the Borrowers' risk and expense, such deposits shall not bear interest; interest or profits, if any, on such investments shall accumulate in such account; and moneys in such Cash Collateral Account shall be applied by the Collateral Agent to reimburse the Issuing Bank for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time or, if the Loans have matured or the maturity of the Loans has been accelerated, be applied to satisfy other Obligations of the Borrowers under this Agreement.

SECTION 2.7 SETTLEMENTS AMONG LENDERS. (a) The Swingline Lender may (but shall not be obligated to), at any time, on behalf of the Borrowers (which hereby authorize the Swingline Lender to act on their behalf in that regard) request the Administrative Agent to cause the Lenders to make Revolving Loans in an aggregate amount equal to the below-described portion of the outstanding amount of Swingline Loans made in accordance with Section 2.5 (the "SWINGLINE AMOUNT") in accordance with this Section 2.7, which request may be made regardless of whether the conditions set forth in Article V have been satisfied. Upon such request, if at the time of such request the Commitments exceed the aggregate outstanding principal amount of the Credit Extensions, each Lender shall make available to the Administrative Agent the proceeds of a Revolving Loan for the account of the Swingline Lender in an amount equal to its Commitment Percentage of the Swingline Amount (or, if less than the Swingline Amount, of the aggregate unutilized amount of the Commitments). If the Swingline Lender requires a Revolving Loan to be made by the applicable Lenders as described above and the request therefor is received prior to 1:00 p.m., Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if the request therefor is received after 1:00 p.m., Boston time, then no later than 12:00 Noon, Boston time, on the next Business Day. The obligation of each applicable Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any applicable Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

         (b) The amount of each Lender's Commitment Percentage of outstanding Revolving Loans (excluding Swingline Loans) shall be computed weekly (or more frequently in the Administrative Agent's discretion) and shall be adjusted upward or downward based on all Revolving Loans (excluding Swingline Loans) and repayments of Revolving Loans (excluding Swingline Loans) received by the Administrative Agent as of 12:00 Noon, Boston time, on the first Business Day following the end of the period specified by the Administrative Agent (such date, the "SETTLEMENT DATE").

         (c) The Administrative Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Loans (excluding Swingline Loans) for the period and the amount of repayments received for the period. As reflected on the summary statement: (x) the Administrative Agent shall transfer to each Lender its applicable Commitment Percentage of repayments, and (y) each Lender shall transfer to the Administrative Agent (as provided below), or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to ensure that, after giving effect to all such transfers, the amount of Revolving Loans (excluding Swingline Loans) made by each Lender shall be equal to such Lender's Commitment Percentage outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 1:00 p.m., Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if received after 1:00 p.m., Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

SECTION 2.8 NOTES; REPAYMENT OF LOANS. (a) The Revolving Loans made by each Lender shall if requested by the relevant Lender be evidenced by a revolving note (each, a "REVOLVING NOTE") duly executed on behalf of the Borrowers, dated the Effective Date, in substantially the form attached hereto as EXHIBIT C-1, payable to the order of each such Lender in an aggregate principal amount equal to such Lender's Commitment. The Swingline Loans made by the Swingline Lender shall if requested by the Swingline Lender be evidenced by a revolving note (the "SWINGLINE NOTE") duly executed on behalf of the Borrowers, dated the Effective Date, in substantially the form attached hereto as EXHIBIT C-2, payable to the order of the Swingline Lender in an aggregate principal amount equal to $25,000,000. Neither the original nor a copy of a Revolving Note or Swingline Note shall be required, however, to establish or prove the Obligations evidenced thereby.

         (b) The outstanding principal balance of all Swingline Loans shall be repaid no later than the earlier of (i) 7 days after the date the Swingline Loan is made, (ii) the Termination Date, or (iii) on the date otherwise requested by the Swingline Lender in accordance with the provisions of Section 2.7(a). The outstanding principal balance of all other Obligations shall be payable on the

Termination Date (subject to earlier repayment and/or cash collateralization as provided herein). Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in this Article II. Each Lender is hereby authorized by the Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Revolving Loan from such Lender, each payment and prepayment of principal of any such Revolving Loan, each payment of interest on any such Revolving Loan and the other information provided for on such schedule; provided, HOWEVER, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrowers to repay the Revolving Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

SECTION 2.9 INTEREST ON REVOLVING LOANS. (a) Subject to Section 2.10, each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Alternate Base Rate, PLUS the Applicable Margin for Base Rate Loans.

         (b) Subject to Section 2.10, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, PLUS the Applicable Margin for Eurodollar Loans.

         (c) Subject to Section 2.10, each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period therefor (if applicable), at a rate per annum equal to the then Alternate Base Rate, PLUS the Applicable Margin for Base Rate Loans.

         (d) Accrued interest on all Revolving Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether on the Maturity Date or by acceleration or otherwise), after such maturity on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

SECTION 2.10 DEFAULT INTEREST. Effective upon the occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, at the option of the Administrative Agent or upon the direction of the Required Lenders, interest shall accrue on all outstanding Revolving Loans (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Applicable Margin in effect from time to time PLUS 2.00% per annum, and such interest shall be payable on demand.

SECTION 2.11 CERTAIN FEES. The Borrowers shall pay to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, the fees set forth in the applicable Fee Letter as and when payment of such fees is due as therein set forth.

SECTION 2.12 UNUSED LINE FEES. (a) In addition to any other fee provided herein or in the Fee Letters to be paid by the Borrowers on account of the Revolving Loans, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, an unused line fee (the "UNUSED LINE FEE") equal to 0.375% per annum (on the basis of actual days elapsed in a year of 360 days) of the average difference, during the calendar quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between (i) the aggregate Commitments of the Lenders and (ii) the aggregate outstanding amount of the Credit Extensions. The Unused Line Fee so accrued in any calendar quarter shall be payable in arrears on the first Business Day of the immediately succeeding calendar quarter, except that all Unused Line Fees so accrued as of the Termination Date shall be payable on the Termination Date.

SECTION 2.13 LETTER OF CREDIT FEES. (a) The Borrowers shall pay the Administrative Agent, for the account of the Lenders, to the extent of their required participations therein, as applicable, on the last day of each calendar quarter, in arrears, a fee (each, a "LETTER OF CREDIT FEE") equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the subject quarter:

         (i) Standby Letters of Credit: The Applicable Margin for Eurodollar Loans.

         (ii) Commercial Letters of Credit: The percentage equal to one third of the Applicable Margin for Eurodollar Loans.

         (iii) After the occurrence and during the continuance of an Event of Default, at the option of the Administrative Agent or upon the direction of the Required Lenders, the Letter of Credit Fee shall be increased by an amount equal to two percent (2%) per annum.

         (b) The Borrowers shall pay to the Administrative Agent, for the account of the Issuing Bank, and in addition to all Letter of Credit Fees otherwise provided for hereunder, a fronting fee of 0.125% of the face amount of each Commercial Letter of Credit, due and payable as a condition of the issuance of each Commercial Letter of Credit, and such other fees and charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by the Issuing Bank as are customarily imposed by the Issuing Bank from time to time in connection with letter of credit transactions.

SECTION 2.14 NATURE OF FEES. All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent, for the respective accounts of the Administrative Agent, the Issuing Bank, and the Lenders, as provided herein. Once paid, all fees shall be fully earned and shall not be refundable under any circumstances, absent manifest error.

SECTION 2.15 TERMINATION OR REDUCTION OF COMMITMENTS. Upon at least two Business Days' prior written notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments. Each such reduction shall be in the principal amount of $5,000,000 or any integral multiple thereof. Each such reduction or termination shall (i) be applied ratably to the Commitments of each Lender, and (ii) be irrevocable when written notice thereof is given. At the effective time of each such reduction or termination, the Borrowers shall pay to the Administrative Agent for application as provided herein (i) all Unused Line Fees accrued on the amount of the Commitments so terminated or reduced through the date thereof, and
(ii) any amount by which the Credit Extensions outstanding on such date exceed the amount to which the Commitments are to be reduced effective on such date, in each case PRO RATA based on the amount prepaid.

SECTION 2.16 ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, pursuant to the definition of LIBO Rate set forth herein; or

     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Revolving Loans (or its Revolving Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Borrowing of Base Rate Loans.

     SECTION 2.17 CONVERSION AND CONTINUATION OF LOANS. The Lead Borrower on behalf of the Borrowers shall have the right at any time, on three Business Days' prior irrevocable telephonic notice to the Administrative Agent (which telephonic notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m., Boston time, on the third Business Day preceding the date of any conversion and, at the Administrative Agent's request, shall thereafter be confirmed in writing in form attached as SCHEDULE 2.17 hereto),
(x) to convert any outstanding Borrowings of Revolving Loans (but in no event Swingline Loans) of one Type (or a portion thereof) to a Borrowing of Revolving Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

     (a) no Borrowing of Revolving Loans may be converted into, or continued as, Eurodollar Loans at any time when an unwaived Event of Default has occurred and is continuing (nothing contained herein being deemed to obligate the Borrowers to incur Breakage Costs upon the occurrence of an Event of Default unless the Obligations are accelerated);

     (b) if less than a full Borrowing of Revolving Loans is converted, such conversion shall be made PRO RATA among the Lenders in accordance with the respective principal amounts of the Revolving Loans comprising such Borrowing held by such Lenders immediately prior to such refinancing;

     (c) the aggregate principal amount of Revolving Loans being converted into or continued as Eurodollar Loans shall be in an integral of $500,000 and at least $5,000,000;

(d) each Lender shall effect each conversion by applying the proceeds of its new Eurodollar Loan or Base Rate Loan, as the case may be, to its Revolving Loan being so converted;

(e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a conversion or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

(f) a Borrowing of Eurodollar Loans may be converted only on the last day of an Interest Period applicable thereto;

(g) each request for a conversion or continuation of a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month; and

(h) no more than five Borrowings of Eurodollar Loans may be outstanding at any time.

If the Lead Borrower does not give notice to convert any Borrowing of Eurodollar Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be converted to a Borrowing of Base Rate Loans at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from the Lead Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Revolving Loan made by such Lender.

SECTION 2.18 MANDATORY PREPAYMENT; COMMITMENT TERMINATION; CASH COLLATERAL. The outstanding Obligations shall be subject to mandatory prepayment as follows:

(a) If at any time Availability is less than zero, the Borrowers will immediately upon notice from the Administrative Agent (i) prepay the Revolving Loans in an amount necessary to ensure that Availability is not less than zero, with payments first being applied to Swingline Loans, and then to Revolving Loans, and (ii) if, after giving effect to the prepayment in full of all outstanding Revolving Loans, Availability is less than zero, deposit cash into the Cash Collateral Account in an amount equal to 105% of the Letters of Credit Outstanding. Thereafter, provided no Event of Default then exists and the Borrower is then in compliance with the cash collateral requirements set forth in the preceding sentence, subject to the conditions set forth in Section 5.2, cash collateral may be released to the Borrowers upon the Lead Borrower's request and shall be utilized by the Borrowers prior to any further Revolving Loans being made.

(b) The Revolving Loans shall be repaid daily in accordance with the provisions of Section 5.2 prior to an Event of Default and Section 6.2 after an Event of Default, as applicable, of the Security Agreements.

(c) Subject to the foregoing, outstanding Base Rate Loans shall be prepaid before outstanding Eurodollar Loans are prepaid. Each partial prepayment of Eurodollar Loans shall be in an integral multiple of $500,000. Any prepayment of Eurodollar Loans other than on the last day of an Interest Period applicable thereto shall be accompanied by all "Breakage Costs" (as defined below) associated therewith. No partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. Any prepayment of the Revolving Loans shall not permanently reduce the Commitments.

(d) All amounts required to be applied to Revolving Loans hereunder or under
Section 5.2 prior to an Event of Default or Section 6.2 after an Event of Default of the Security Agreements, as applicable (other than Swingline Loans) shall be applied ratably in accordance with each Lender's Commitment Percentage.

(e) Upon the Termination Date, the credit facilities provided hereunder shall be terminated in full and the Borrowers shall pay, in full indefeasibly in cash in Dollars, all outstanding Loans and all other outstanding Obligations.

SECTION 2.19 OPTIONAL PREPAYMENT OF REVOLVING LOANS; REIMBURSEMENT OF LENDERS.
(a) The Borrowers shall have the right at any time and from time to time to prepay outstanding Revolving Loans in whole or in part, (x) with respect to Eurodollar Loans, upon at least two Business Days' prior written, telex or facsimile notice to the Administrative Agent prior to 11:00 a.m., Boston time, and (y) with respect to Base Rate Loans, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 1:00 p.m., Boston time, subject to the following limitations:

(i) Subject to Section 2.18, all prepayments shall be paid to the Administrative Agent for application, FIRST, to the prepayment of outstanding Swingline Loans, and SECOND, to the prepayment of other outstanding Revolving Loans ratably in accordance with each Lender's Commitment Percentage.

(ii) Subject to the foregoing, outstanding Base Rate Loans shall be prepaid before outstanding Eurodollar Loans are prepaid. Each partial prepayment of Eurodollar Loans shall be in an integral multiple of $500,000. No prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.19 other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Lenders for all "Breakage Costs" (as defined below) associated therewith. No partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000.

(iii) Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Loans to be prepaid and, in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which such Revolving Loans were made. Each notice of prepayment shall be irrevocable and shall commit the Borrowers to prepay such Revolving Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Borrowers hereunder, notify each Lender of the principal amount and Type of the Revolving Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

(b) The Borrowers shall reimburse each Lender on written demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Base Rate Loans or acceleration by virtue of, and after, the occurrence of an Event of Default) of any Eurodollar Loan or, if applicable, Swingline Loan required or permitted under this Agreement, if such Revolving Loan is prepaid other than on the last day of the Interest Period for such Revolving Loan or (ii) in the event that after the Lead Borrower delivers a notice of borrowing under Section 2.3 in respect of Eurodollar Loans or in respect of Swingline Loans having an Interest Period, such Revolving Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder or the delivery of any notice pursuant to Section 2.16. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate for such Eurodollar Loan or the agreed-to rate for such Swingline Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with Base Rate Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Revolving Loan or (y) in the case of such failure to borrow, of the Interest Period for such Revolving Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market (collectively, "BREAKAGE COSTS"). Any Lender demanding reimbursement for such loss shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

(c) In the event the Borrowers fail to prepay any Revolving Loan on the date specified in any prepayment notice delivered pursuant to Section 2.19(a), the Borrowers on written demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

(d) Whenever any partial prepayment of Revolving Loans is to be applied to Swingline Loans or Eurodollar Loans, such Swingline Loans or Eurodollar Loans shall be prepaid in the chronological order of their Interest Payment Dates.

SECTION 2.20 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF ACCOUNT. (a) The Administrative Agent shall maintain an account on its books in the name of the

Borrowers (the "LOAN ACCOUNT") which will reflect (i) all Swingline Loans and all loans and advances made by the Lenders to the Borrowers or for the Borrowers' account, including the Loans, (ii) all L/C Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other Obligations that have become payable.

         (b) The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers or from others for the Borrowers' account, including without limitation all amounts received pursuant to Section
5.1 of the Borrower Security Agreement and the Guarantor Security Agreement, and the amounts so credited shall be applied as set forth in Section 5.2 prior to an Event of Default or Section 6.2 after an Event of Default, as applicable, of the Borrower Security Agreement and the Guarantor Security Agreement. After the end of each month, the Administrative Agent shall send to the Borrowers a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrowers during that month. The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Borrowers.

SECTION 2.21 CASH RECEIPTS. Notwithstanding anything in this Agreement to the contrary, cash receipts will be handled in accordance with, and subject to, the terms of Section 5.1, 5.2 and 6.2, as applicable, of the Security Agreements.

SECTION 2.22 APPLICATION OF PAYMENTS. Notwithstanding anything in this Agreement to the contrary, all payments on the Obligations shall be applied in the manner set forth in Section 5.2 prior to an Event of Default or Section 6.2 after an Event of Default, as applicable, of the Security Agreements.

SECTION 2.23      INCREASED COSTS.  (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the actual cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

         (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation.

SECTION 2.24 CHANGE IN LEGALITY. (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any Change in Law shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Lender determines in its reasonable commercial judgment that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which materially adversely affects the London interbank market or the position of such Lender in the London interbank market, then, by written notice to the Borrowers, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrowers for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for a Base Rate Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to Base Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.24, a notice to the Borrowers by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Borrowers.

SECTION 2.25 PAYMENTS; SHARING OF SETOFF. (a) The Borrowers shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, or of amounts payable under Sections 2.19(b), 2.23 or 2.26, or otherwise) prior to 1:00 p.m., Boston time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the reasonable commercial judgment of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 100 Federal Street, Boston, Massachusetts 02110, except payments to be made directly to the Issuing Bank (if other than the Administrative Agent) as expressly provided herein and except that payments pursuant to Sections 2.19(b), 2.23 and 2.26 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, except with respect to Eurodollar Borrowings, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed drawings under Letters of Credit, interest and fees then due with respect to all Loans hereunder, such funds shall be applied pursuant to Section 5.2 prior to an Event of Default or 6.2 after an Event of Default, as applicable, of the Security Agreements.

         (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in drawings under Letters of Credit or Swingline Loans resulting in such Lender's receiving payment of a greater proportion of the aggregate amount of its Loans and participations in drawings under Letters of Credit and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then, subject to the provisions and rights to payment under Section 5.2 prior to an Event of Default or Section 6.2 after an Event of Default, as applicable, of the Security Agreements, the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in drawings under Letters of Credit and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in drawings under Letters of Credit and Swingline Loans, PROVIDED THAT (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this

Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in drawings under Letters of Credit to any assignee or participant, other than to the Borrowers or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

         (d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.26 TAXES. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, PROVIDED THAT if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction in withholding tax shall deliver to the Borrowers and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Foreign Lender's claiming exemption from or reduction in U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender delivers a Form W-8, a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrowers and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from or reduced rate of, U.S. Federal withholding tax on payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee hereunder) and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this Section 2.26(e), a Foreign Lender shall not be required to deliver any form pursuant to this 2.26(e) that such Foreign Lender is not legally able to deliver.

         (f) The Borrowers shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of U.S. Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of paragraph (e) above. Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall, at such Lender's expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

SECTION 2.27 SECURITY INTERESTS IN COLLATERAL. To secure their Obligations under this Agreement and the other Loan Documents, the Borrowers and the Facility Guarantors shall grant to the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties (but subject to the provisions of Section
5.2 prior to an Event of Default and Section 6.2 after an Event of Default of the Security Agreements, as applicable), a first-priority security interest in all of the Collateral and a first-priority security and mortgage interest in all of the Real Estate (subject to, however, with respect to the Mahwah, New Jersey Real Estate, a prior security interest in favor of the first mortgagee in an amount of no greater than $8,000,000 in principal) and to the Security Documents, subject only to the Carve Out. The Obligations shall also be entitled to an allowed administrative expense claim in the Reorganization Cases which is a Superpriority Claim, subject only to the Carve Out.

SECTION 2.28 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) If any Lender requests compensation under Section 2.23, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.26, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable commercial judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.23 or 2.26, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; PROVIDED, HOWEVER, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Effective Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

         (b) If any Lender requests compensation under Section 2.23, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.26, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.5), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), PROVIDED THAT (i) the Borrowers shall have received the prior written consent of the Administrative Agent, the Issuing Bank and Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.23 or payments required to be made pursuant to Section 2.26, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

                                  ARTICLE III

                            [Intentionally Omitted].

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to make the Loans and to issue and/or participate in the Letters of Credit, each Loan Party represents and warrants to the Agents and the Lenders that:

SECTION 4.1 ORGANIZATION; POWERS. Each Loan Party is duly organized and validly existing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in every jurisdiction where such qualification is required, and is in good standing in the jurisdiction of its incorporation and in every jurisdiction where such qualification is required.

SECTION 4.2 AUTHORIZATION; ENFORCEABILITY. The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Loan Party that is a party hereto and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party and a Borrowing Order is entered by the Bankruptcy Court, will constitute, a legal, valid and binding obligation of such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.3 GOVERNMENTAL APPROVALS; NO CONFLICTS. The transactions to be entered into contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for the entry of a Borrowing Order and for such as have been obtained or made and are in full force and effect and except filings and recordings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party where such violation or default would be reasonably likely to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents.

SECTION 4.4 FINANCIAL CONDITION. (a) The Lead Borrower has heretofore furnished to the Lenders (i) the consolidated balance sheet, and statements of income, stockholders' equity, and cash flows for the Lead Borrower and its Subsidiaries as of and for the fiscal year ending December 29, 2001, audited and accompanied by the unqualified report of KPMG, LLP, (ii) the internally prepared unaudited consolidated balance sheet, and statements of income, stockholder's equity and cash flows for the Lead Borrower and its Subsidiaries as of and for the fiscal year ending December 28, 2002, all certified by a Financial Officer of the Lead Borrower; and (iii) the internally prepared unaudited consolidated balance sheet, and statements of income, shareholder's equity and cash flows for the Lead Borrower and its Subsidiaries of and for the fiscal quarter ending September 27, 2003, certified by a Financial Officer of the Borrowers. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Lead Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to (i) year end audit adjustments and the absence of footnotes and (ii) the Accounting Restatement Matter. Since the date of such audited financial statements, there have been no changes in the assets, liabilities, financial condition, business or prospects of the Borrowers other than changes in the ordinary course of business, the effect of which would not reasonably be likely to have a Material Adverse Effect, and the commencement of the Reorganization Cases. The Fiscal Periods of the Lead Borrower and its Subsidiaries are as set forth in SCHEDULE 1.2.

         (b) The Lead Borrower has reviewed the projections for future results of operations of the Lead Borrower and its Subsidiaries for the period through January 1, 2005 on an quarterly basis, and, to the extent required by Agent, for such period of on a monthly basis, in each case provided to the Agents prior to the Effective Date (collectively, the "PROJECTIONS"), and the Lead Borrower hereby certifies to the Administrative Agent and the Lenders that the Projections were made in good faith upon reasonable assumptions at the time of their preparation, which assumptions are on the date of this Agreement still reasonable on the date hereof.

SECTION 4.5 PROPERTIES. (a) Except as disclosed in SCHEDULES 4.5(C)(I) AND 4.5(C)(II), each Loan Party has good title to, or valid leasehold interests in, and the right to use, all assets, including without limitation all assets reflected on its consolidated balance sheet as at December 29, 2001 or acquired since that date (except assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens except as permitted hereunder. Each Loan Party which operates in a Host Store or other third party retail location, whether pursuant to a Material Agreement or otherwise, owns all of the Inventory and other Collateral purportedly owned by it as reflected in the financial statements delivered to the Lenders from time to time hereunder (including without limitation all such Collateral included in the Borrowing
Base), and all proceeds thereof, notwithstanding the fact that such Inventory, other Collateral and proceeds thereof may be located in a Host Store or other third party retail location.

         (b) Each Loan Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Loan Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, all trademarks or service marks owned by any Loan Party are owned by either Apache Minnesota Thom McAn, Inc., Footstar Corporation, Athletic Attic of Texas, Inc. or Nevada Feet, Inc. and all patents owned by any of the Loan Parties are owned by Footstar Corporation. As of the Effective Date, the only Loan Parties which need to be a signatory to the Trademark Security Agreement are Apache Minnesota Thom McAn, Inc., Footstar Corporation, Athletic Attic of Texas, Inc. and Nevada Feet, Inc., and the Borrowers shall not permit any other Loan Parties to register or own any trademarks or service marks unless such Loan Parties become parties to the Trademark Security Agreement pursuant to an instrument reasonably acceptable to the Agents. As of the Effective Date, the only Loan Party which needs to be a signatory to the Patent Security Agreement is Footstar Corporation, and the Borrowers shall not permit any other Loan Parties to register or own any patents unless such Loan Parties become parties to the Patent Security Agreement pursuant to an instrument reasonably acceptable to the Agents.

         (c) SCHEDULE 4.5(C)(I) sets forth the address (including county) of all Real Estate that is owned by the Loan Parties as of the Effective Date, together with a list of the holders of any mortgage or other Lien thereon. SCHEDULE 4.5(C)(II) sets forth the address (including county) of all Real Estate that is leased by the Loan Parties as of the Effective Date, together with a list of the names and addresses of the Landlords for such leased properties if used as distribution centers.

         (d) No Inventory is directly purchased from any Person by any of the Subsidiaries (other than directly by Footstar Corporation in accordance with the Borrowing Order). No Subsidiaries incur any Indebtedness or trade liabilities or vendor payables with respect to their respective Inventory or otherwise, except
(i) liabilities arising out of store leases and utility services to such store, and (ii) trade liabilities owed to Footstar Corporation for such Inventory. No post-Petition trade payables owed by any Loan Party with respect to third party warehousemen are past due.

         (e) The only business of Footstar HQ, LLC is and shall remain the business of owning the Real Estate located in Mahwah, New Jersey. Footstar HQ, LLC does not and will not engage in any other business activities and does not and will not hold any other assets. Each Rite Aid East Coast Subsidiary is and shall remain an Unrestricted Subsidiary.

SECTION 4.6 LITIGATION AND ENVIRONMENTAL MATTERS. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting any Loan Party which have not been stayed by the commencement of the Reorganization Cases, (i) as to which there is a reasonable probability of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than those set forth on SCHEDULE 4.6) or (ii) that involve any of the Loan Documents.

         (b) Except for the matters set forth on SCHEDULE 4.6 and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

         (c) Since the date of this Agreement, there has been no change in the status of the matters set forth on SCHEDULE 4.6 that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

SECTION 4.7 NO DEFAULT; COMPLIANCE WITH LAWS AND AGREEMENTS. No Default has occurred and is continuing. Each Loan Party is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, material agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each of the Material Agreements and each other material agreement contemplated thereby and entered into in connection therewith is in full force and effect, has not been amended or modified (except to the extent permitted hereunder) and no default exists thereunder on the part of the Lead Borrower or any of its Subsidiaries or, to the knowledge of the Lead Borrower or any of its Subsidiaries, on the part of any third parties party to such agreements or any of their affiliates. The Lead Borrower has been assigned all of the right, title and interest of Melville Corporation under the Kmart Agreement and the Lead Borrower has not assigned any of such right, title and interest thereunder to any Person.

SECTION 4.8 INVESTMENT AND HOLDING COMPANY STATUS. No Loan Party is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 4.9 TAXES. Each Loan Party has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings, for which such Loan Party has set aside on its books adequate reserves, and as to which no Lien has arisen, (b) which arose prior to the Petition Date and which are not required to be paid during the pendency of the Reorganization Cases, or (c) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 4.11 DISCLOSURE. The Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to any of them, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of any of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that that fiscal periods after the fiscal year 2002 have not yet closed and the financial statements provided in connection therewith are subject to change; PROVIDED THAT no Loan Party makes any such representation or warranty with respect to information related to the Accounting Restatement Matter and the financial statements being restated in connection therewith.

SECTION 4.12 SUBSIDIARIES. SCHEDULE 4.12 sets forth the name of, state of incorporation of, and the ownership interest of each Loan Party in, each of the Subsidiaries of the Loan Parties as of the Effective Date. Each Unrestricted Subsidiary that is identified on SCHEDULE 4.12 as a "Closed Store", is and shall remain dormant, is and shall remain no longer engaged in any active business and holds and will hold no assets. The Loan Parties are not party to any joint venture, general or limited partnership, or limited liability company, or any other business ventures or entities, except as listed on SCHEDULE 4.12 or as hereafter agreed to in writing by the Agents in their commercially reasonable discretion. All of the Subsidiaries listed on SCHEDULE 4.12 (as required to be updated hereunder from time to time pursuant to Section 6.1) are Facility Guarantors, except for the Foreign Subsidiaries (as identified thereon) and the Unrestricted Subsidiaries (identified as "Closed" thereon).

SECTION 4.13 INSURANCE. SCHEDULE 4.13 sets forth a description of all insurance maintained by or on behalf of the Borrowers and their Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance that are due and payable have been paid.

SECTION 4.14 LABOR MATTERS. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters to the extent that any such violation would reasonably be expected to have a Material Adverse Effect. All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such member. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

SECTION 4.15 SECURITY DOCUMENTS. The Security Documents create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security or mortgage interest in the Collateral, and the Security Documents (and the UCC filings contemplated thereunder) constitute the creation of a fully perfected first priority Lien on, and security or mortgage interest, in, as applicable, all right, title and interest of the Loan Parties thereunder in such Collateral, in each case prior and superior in right to any other Person, other than the Carve Out. Each of the Loan Parties hereby acknowledges and agrees that all references to the "Credit Agreement" contained in each of the Security Documents shall hereby be deemed to be references to this Agreement and each of the Obligations under this Agreement shall be secured by the liens granted in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents.

SECTION 4.16 FEDERAL RESERVE REGULATIONS. (a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

         (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

         (c) Less than 5% of the assets of the Borrowers on a consolidated basis consists of Margin Stock.

         SECTION 4.17 PRIORITY. Pursuant to subsections 364(c)(1), (2), and (3) and Section 507(b) of the Bankruptcy Code and the Borrowing Order, the obligations of the Debtors hereunder and under the other Loan Documents constitute an allowed secured claim and an allowed Superpriority Claim, subject only to the Carve Out.

ARTICLE V

                                   CONDITIONS

SECTION 5.1 EFFECTIVE DATE. The obligation of the Lenders to make each Loan and of the Issuing Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the fulfillment (or adequate provision for fulfillment or waiver reasonably satisfactory to the Agents) of the following conditions precedent:

(a) The Agents (or their counsel) shall have received from each party hereto other than the Lenders a counterpart of this Agreement signed on behalf of such party (which may include telecopy transmission of a signed signature page of this Agreement).

(b) The Agents shall have received a favorable written opinion (addressed to each Agent and the Lenders and dated the Effective Date) of (i) Weil, Gotshal & Manges LLP, bankruptcy counsel for the Loan Parties substantially in the form of EXHIBIT E-1; and (ii) Marc Schuback, inhouse assistant general counsel for Footstar Corporation; in the form of EXHIBIT E-2; in each case in form and substance reasonably satisfactory to the Agents, covering such matters relating to the Loan Parties, this Agreement or the transactions contemplated hereby as the Agents shall reasonably request. The Borrowers hereby request such counsel to deliver such opinions.

(c) All motions and other documents to be filed with and submitted to the Bankruptcy Court in connection with this Agreement and the approval hereof shall be satisfactory in form and substance to the Agents. All service and notice requirements in connection therewith shall have been timely complied with and such requirements have been fulfilled in accordance with all applicable laws and rules. A third Interim Borrowing Order reasonably acceptable to the Agent shall have been entered in the Reorganization Cases, which order shall not have been stayed, modified, appealed, reversed or otherwise affected.

(d) The Agents shall have received good standing certificates from each of the Borrowers and certificates of the secretary or assistant secretary of each of the Borrowers, certifying as to the legal existence of the Loan Parties and as to resolutions authorizing the transactions contemplated by this Agreement and other legal matters relating to each of the Borrowers, and stating that the charters and bylaws of each of the Borrowers certified in connection with the closing of the Original Credit Agreement and the Existing Credit Agreement remain unmodified and in full force and effect; PROVIDED THAT prior to the Final Borrowing Order the Agents shall have received such additional documents and certificates as the Agents or their counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Agents and their counsel.

(e) The Agents shall have received a Borrowing Base Certificate dated the Effective Date, relating to the end of the most recent fiscal week required to be delivered pursuant to Section 6.1(e), in each case executed by a Financial Officer of the Lead Borrower.

(f) All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be satisfactory to the Agents.

(g) The Agents shall be reasonably satisfied that (i) any financial statements or other materials delivered to them contain no material misstatements of fact or omit to state any material fact necessary in order to make the statements contained herein or therein not misleading, (ii) any financial statements delivered to them fairly present the business and financial condition of the Lead Borrower and its Subsidiaries, and (iii) except for the commencement of the Reorganization Cases and transactions approved by the Bankruptcy Court, there has been no change in the assets, business, financial condition, income or prospects of the Lead Borrower and its Subsidiaries since the date of the most recent financial information delivered to the Agents that would reasonably be likely to result in a Material Adverse Effect.

(h) All fees due at or immediately after the Effective Date and all costs and expenses incurred by the Agents in connection with the establishment of the credit facility contemplated hereby (including the fees and expenses of counsel to the Agents) shall have been paid in full.

(i) The consummation of the transactions contemplated hereby shall not (a) violate any applicable law, statute, rule or regulation, or (b) result in a default or event of default under any Material Agreement, and the Agents and the Lenders shall receive a satisfactory opinion of Loan Parties' counsel to that effect. No event shall exist which is, or solely with the passage of time, the giving of notice or both, would be a default under any Material Agreement which would reasonably be likely to result in a Material Adverse Effect.

(j) No material changes in governmental rules or regulations existing (or proposed and reasonably likely to take effect), which would materially adversely affect the Loan Parties, the Agents, or any Lender involved in this transaction shall have occurred prior to the Effective Date.

(k) The Agents shall have received third party waivers and consents, if necessary, for the execution, delivery or performance of the Loan Documents, in form reasonably acceptable to the Agents.

(l) After giving effect to the Loans to be made and Letters of Credit to be issued hereunder on the Effective Date and the application of the proceeds thereof, Excess Availability shall be at least $40,000,000.

(m) The Term Loan (as such term is defined in the Existing Credit Agreement) shall have been repaid in full.

(n) The sale of the Foot Locker stores and related assets shall have been fully consummated pursuant to that certain Asset Purchase Agreement dated as of April 13, 2004.

SECTION 5.2 CONDITIONS PRECEDENT TO EACH REVOLVING LOAN AND EACH LETTER OF CREDIT. In addition to those conditions described in Section 5.1, the obligation of the Lenders to make each Revolving Loan and of the Issuing Bank to issue each Letter of Credit, is subject to the following conditions precedent:

(a) NOTICE. The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by Article II.

(b) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date.

(c) NO DEFAULT. On the date of each Borrowing hereunder and the issuance of each Letter of Credit, the Loan Parties shall be in compliance with all of the terms and provisions set forth herein and in the other Loan Documents to be observed or performed and no Default or Event of Default shall have occurred and be continuing.

(d) BORROWING BASE CERTIFICATE. The Administrative Agent shall have received the timely delivery of the most recently required Borrowing Base Certificate, with such Borrowing Base Certificate including schedules as reasonably required by the Administrative Agent.

(e) BORROWING ORDER. The Borrowing Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed.

The request by the Borrowers for, and the acceptance by the Borrowers of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in this Section 5.2 have been satisfied at that time and that after giving effect to such extension of credit no Overadvance shall exist. The conditions set forth in this Section 5.2 are for the sole benefit of the Administrative Agent and each Lender and may be waived by the Administrative Agent in whole or in part (unless instructed in writing otherwise by the Required Lenders) without prejudice to the Administrative Agent or any Lender.

ARTICLE VI

                              AFFIRMATIVE COVENANTS

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been indefeasibly paid in full and all Letters of Credit shall have expired or terminated and all L/C Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Agents and the Lenders that:

SECTION 6.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrowers will furnish to the Agents:

(a) no later than September 30, 2004 with respect to the 2002 and 2003 fiscal years of the Lead Borrower and within 90 days after the end of each fiscal year thereafter, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited (in the case of such consolidated statements) and reported on by KPMG, LLP or other independent public accountants of recognized national standing (without a qualification or exception as to the scope of such audit, unless, KPMG, LLP is not the issuer thereof) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Lead Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and within 90 days after the end of each fiscal year of the Lead Borrower, an updated Perfection Certificate if required pursuant to Section 4.2 of the Security Agreements;

(b) within 45 days after the end of each fiscal quarter of the Lead Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Lead Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

(c) within 45 days after the end of each fiscal month, the internally prepared unaudited consolidated and consolidating by division balance sheets and related statement of operations of the Borrowers and the internally prepared unaudited consolidated statement of cash flows of the Borrowers, each as of the end of and for such fiscal month and the elapsed portion of the fiscal year, together with a comparison to the results for the same period in the immediately preceding fiscal year, all certified by one of the Lead Borrower's Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrowers on a consolidated basis and of each such division (if applicable) in accordance with GAAP consistently applied, subject to normal year end audit adjustments, the absence of footnotes, and, until such time as the 2002 and 2003 fiscal year audited statements are delivered pursuant to
Section 6.1(a), the Accounting Restatement Matter;

(d) concurrently with any delivery of financial statements under clause (a) or
(b) above, a certificate of a Financial Officer of the Lead Borrower in the form of EXHIBIT F (each, a "COMPLIANCE CERTIFICATE"): (w) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto; (x) setting forth reasonably detailed calculations with respect to the definition of "Applicable Margin" and demonstrating compliance with Section 7.11 (whether or not the provisions of Section 7.11 are then applicable), and (y) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrowers financial statements referred to in Section 4.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e) on or before the second Tuesday after the Saturday end of each fiscal week, a certificate in the form of EXHIBIT G (the "BORROWING BASE CERTIFICATE"); PROVIDED THAT, if an Event of Default exists, such Borrowing Base Certificate shall be furnished more frequently as required by the Agents. Each such Borrowing Base Certificate shall show the Borrowing Base as of the close of business on the Saturday of the week ending 10 days prior to the Tuesday date such Borrowing Base Certificate is required to be delivered as provided above, with each such report and each Borrowing Base Certificate to be certified as complete and correct on behalf of the Borrowers by a Financial Officer of the Lead Borrower;

(f) within 10 Business Days after the end of each fiscal month, a Receivables aging report, a statement setting forth all additional Subsidiaries other than those set forth on SCHEDULE 4.12, and a statement as to additional stores opened after the date of the delivery of the most recent report furnished hereunder;

(g) concurrently with the delivery of any financial statements under clause (a) above, a statement of the firm of independent public accountants which reported on such statements as to (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered concurrently therewith pursuant to clause (d) above; PROVIDED THAT the foregoing shall not be construed to require that such accountants conduct any investigation outside the regular course of their audit;

(h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

(i) promptly upon receipt thereof, copies of all reports submitted to any Loan Party by independent certified public accountants in connection with each annual, interim or special audit of the books of the Loan Parties or any of their Subsidiaries made by such accountants, including any management letter commenting on the Loan Parties' internal controls submitted by such accountants to management in connection with their annual audit;

(j) the financial and collateral reports described on SCHEDULE 6.1(J) hereto within 5 Business Days after the times set forth in such Schedule;

(k) notice of any intended sale (other than inventory in the ordinary course of business) or other disposition of assets (including, without limitation, sales or dispositions of Real Estate, 20 or more store closings at any time or 20 or more lease rejections at any time) of any Loan Party permitted hereunder or incurrence of any Indebtedness permitted hereunder at least five Business Days prior to the earlier of (i) the date of filing of any motion seeking approval of the same in the Reorganization Cases or (ii) the date of consummation of such sale or disposition, store closing, lease rejection or incurrence of such Indebtedness (such notice being supplemental of, and in addition to, any notices which may be required to be furnished under the Bankruptcy Code in connection therewith);

(l) promptly but in any event within 10 Business Days or such later time as agreed to by the Agents, following any request therefor, such other information, financial forecasts and projections, regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Agents or any Lender may reasonably request;

(m) on or before December 12, 2004, a commercially reasonable, detailed business plan for each month during the Borrowers' fiscal year ended December 31, 2005; such business plan to be reviewed by a third-party consulting firm reasonably acceptable to the Administrative Agent, to be in form and substance reasonably satisfactory to the Administrative Agent, and to include, without limitation,
(A) projected consolidated and consolidating by division balance sheets and related projected statements of income and cash flows of the Borrowers as of and for each fiscal month and the fiscal year; and (B) projected availability for each fiscal month, all prepared on a consolidated basis in accordance with GAAP consistently applied and consistent with the Borrowers' current practices and, promptly upon availability, any significant revisions to such business plan;

(n) concurrently with any delivery of financial statements required under clause
(c) above, a rolling 13-week cash flow statement, each such statement to be in form and substance reasonably satisfactory to the Administrative Agent;

(o) promptly after the filing of same, all schedules of assets and liabilities, statements of financial affairs, and any other pleadings filed in the Reorganization Cases by or on behalf of any Debtor or the submission or disclosure by or on behalf of any Debtor of any report or financial statement to the Bankruptcy Court, the office of the United States Trustee or any committee appointed in the Reorganization Cases.

SECTION 6.2 NOTICES OF MATERIAL EVENTS. The Borrowers will furnish to the Agents prompt written notice of the following:

(a) the occurrence of any Default or Event of Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(d) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect;

(e) any change in any Borrower's executive officers;

(f) any failure by any Loan Party to pay rent at any of such Loan Party's locations, which failure continues for more than 15 days following the day on which such rent first came due;

(g) the discharge by any Borrower of their present independent accountants or any withdrawal or resignation by such independent accountants; and

(h) any change in the business, expected prospects, operations, or financial affairs of any Loan Party that would reasonably be expected to result in a Material Adverse Effect; and

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Lead Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

SECTION 6.3 INFORMATION REGARDING COLLATERAL. (a) To the extent of any change since the closing of the Existing Credit Agreement, the Lead Borrower will furnish to the Agents prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or jurisdiction of incorporation or formation or corporate identification number, (iv) in any Loan Party's Federal Taxpayer Identification Number. The Lead Borrower also agrees promptly to notify the Agents if any material portion of the Collateral is damaged or destroyed.

         (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 6.1, the Lead Borrower shall deliver to the Agents a certificate of a Financial Officer of the Lead Borrower setting forth the information required pursuant to
Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section.

SECTION 6.4 EXISTENCE; CONDUCT OF BUSINESS. Each Loan Party will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to comply with its respective charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and by-laws and/or other instruments which deal with corporate governance, and to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, PROVIDED THAT the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.

SECTION 6.5 PAYMENT OF OBLIGATIONS. Each Loan Party will, and will cause each of the Subsidiaries to, pay its post-Petition Date Indebtedness and other obligations, including tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation and
(d) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Agents with respect to determining Reserves pursuant to this Agreement. Without limitation of the foregoing, each Loan Party will, and will cause each of its Subsidiaries to, pay all post-Petition obligations when due and owing to any third party warehousemen storing any of the Inventory of any Loan Party.

SECTION 6.6 MAINTENANCE OF PROPERTIES. Each Loan Party will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and with the exception of store closings and asset dispositions permitted hereunder.

SECTION 6.7 INSURANCE. (a) Each Loan Party shall (i) maintain insurance with financially sound and reputable insurers licensed in the United States and rated by A.M. Best Company, Inc. with a rating of at least A- or reasonably acceptable to the Administrative Agent (or, to the extent consistent with prudent business practice, a program of self-insurance approved by the Administrative Agent) on such of its property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents); (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

         (b) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders' loss payable clause and endorsement (regarding personal property), in form and substance reasonably satisfactory to the Collateral Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agent, or any other party shall be a coinsurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured with respect to liability any Agent incurs arising out of the business operations of the Loan Parties. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 60 days' prior written notice thereof by the insurer to the Collateral Agent. The Borrowers shall deliver to the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

SECTION 6.8 CASUALTY AND CONDEMNATION. Each Borrower will furnish to the Agents and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

SECTION 6.9 BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS; APPRAISALS.

         (a) Each Loan Party will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of the Subsidiaries to, permit the Agents or any representatives designated by any Agent, upon reasonable prior notice (unless an Event of Default exists in which case no notice shall be required), to visit during business hours and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         (b) Each Loan Party will, and will cause each of the Subsidiaries to, from time to time upon the request of the Agents or the Required Lenders through the Agents, permit any Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Agents to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Borrowers' practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, and pay the reasonable fees and expenses of the Agents or such professionals with respect to such evaluations and appraisals. Without limiting the foregoing, the Agents will not undertake in the aggregate more than four such commercial finance examinations, four inventory appraisals, one real estate appraisal and one intellectual property appraisal each fiscal year (unless an Event of Default exists in which case the number of each of the foregoing shall not be limited).

SECTION 6.10 COMPLIANCE WITH LAWS. Each Loan Party will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including, without limitation, the Bankruptcy Code and the local rules and orders of the Bankruptcy Court, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.11 USE OF PROCEEDS AND LETTERS OF CREDIT. The proceeds of Loans made hereunder and Letters of Credit issued hereunder will be used only (a) to refinance the Indebtedness of the Borrowers incurred in connection with the Existing Credit Agreement and the Liens securing the same, and (b) for working capital and general corporate purposes PROVIDED THAT the Borrowers shall not use the proceeds of any Loan for any purpose that is prohibited under the Bankruptcy Code or this Agreement, and PROVIDED FURTHER THAT nothing contained herein shall prejudice or prevent the Agents and the Lenders in any way from objecting, for any reason, to any requests or applications made by the Debtors to the Bankruptcy Court. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

SECTION 6.12 ADDITIONAL SUBSIDIARIES; AFTER ACQUIRED REAL ESTATE. If any additional Subsidiary is formed or acquired after the Effective Date, the Lead Borrower will notify the Agents and the Lenders thereof and (a) if such Subsidiary is not a Foreign Subsidiary, the Borrowers will cause such Subsidiary to be wholly owned by a Loan Party and become a Loan Party hereunder and a party to each applicable Security Document in the manner provided therein within 10 Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Agents shall reasonably request and (b) the Borrower will cause all shares of capital stock and other equity interests of such Subsidiary and Indebtedness of such Subsidiary owed to any Loan Party to be pledged (and corresponding stock or other transfer powers to be delivered) within 10 Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of stock of such Subsidiary to be pledged may be limited to 65% of the outstanding shares of voting stock of such Subsidiary). With respect to any owned fee interest in any real property having a value (together with improvements thereof) of at least $500,000 acquired after the Effective Date by any Loan Party, such Loan Party shall promptly (i) execute and deliver a first priority mortgage or deed of trust, as applicable, in favor of the Collateral Agent, for the benefit of the other Secured Parties, covering such real property, (ii) provide the Collateral Agent with (x) title and extended coverage insurance covering such real property in an amount at least equal to the appraised value of such real property as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

SECTION 6.13      [Intentionally Omitted].
SECTION 6.14      [Intentionally Omitted].
SECTION 6.15 FURTHER ASSURANCES. (a) The Borrowers will cause each Loan Party to execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or which any Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrowers will cause the Loan Parties to provide to the Agents, from time to time upon request, evidence reasonably satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

         (b) If any material assets are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreements that become subject to the Lien of the Security Agreements upon acquisition thereof), the Lead Borrower will notify the Agents and the Lenders thereof, and the Borrowers will cause the Loan Parties to cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or reasonably requested by any Agent or the Required Lenders to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

         (c) The Borrowers shall cause each of its customs brokers to deliver an agreement to the Administrative Agent, substantially in the form previously approved by the Administrative Agent, covering such matters as the Administrative Agent may reasonably require. If any Loan Party enters into an agreement with any Host Store after the Effective Date, the Loan Parties shall deliver to the Administrative Agent a Host Store Notification (as contemplated by the Security Agreements).

                                  ARTICLE VII

                               NEGATIVE COVENANTS

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been indefeasibly paid in full and all Letters of Credit have expired or terminated and all L/C Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Agents and the Lenders that:

SECTION 7.1 INDEBTEDNESS AND OTHER OBLIGATIONS. (a) The Loan Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)      Indebtedness created under the Loan Documents;

(ii) Indebtedness existing on the Effective Date owed to the parties and in the amounts set forth in SCHEDULE 7.1;

(iii)    Indebtedness of any Loan Party to any other Loan Party;

(iv) Guarantees by any Loan Party of Indebtedness permitted hereunder of any other Loan Party; and

(v) purchase money Indebtedness of any Loan Party to finance the acquisition of any tangible personal property constituting capital assets acquired after the Effective Date, including without limitation Capital Lease Obligations, PROVIDED THAT (A) the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $10,000,000 at any time outstanding and (B) both before and after giving effect to such Indebtedness, no Default or Event of Default shall exist or reasonably be likely to result therefrom.

         (b) None of the Loan Parties will, nor will they permit any Subsidiary to, issue any preferred stock or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of (1) any shares of capital stock of any Loan Party or (2) any option, warrant or other right to acquire any such shares of capital stock.

SECTION 7.2 LIENS. The Loan Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created under the Loan Documents;

(b) Liens existing prior to the commencement of the Reorganization Cases to secure the Pre-Petition Senior Debt, and Permitted Encumbrances;

(c) any Lien existing on the Closing Date on any property or asset (other than Inventory and Accounts and proceeds thereof) of any Loan Party set forth in
SCHEDULE 7.2, PROVIDED THAT (i) such Lien shall not apply to any other property or asset of any Loan Party and (ii) such Lien shall secure only those obligations that it secures as of the Closing Date;

(d) Liens securing Indebtedness permitted by Section 7.1(a)(iv) incurred to finance the acquisition of capital assets after the Closing Date, PROVIDED THAT
(i) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition, (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring such capital assets and (iii) such Liens shall not apply to any other property or assets of any of the Loan Parties;

(e) Liens which are junior in priority to the Liens of the Collateral Agent under the Security Documents and which are granted as adequate protection for any pre-petition secured obligations of the Borrowers; and

(f) Liens on assets of the Loan Parties granted pursuant to the Kmart Stipulation in favor of Kmart Corporation to secure the Prepetition Setoff Amount as defined in and pursuant thereto which are junior in priority to the Liens of the Collateral Agent under the Security Documents and the Borrowing Order and junior in priority to the Liens, to the extent valid and existing, securing the Pre-Petition Senior Debt.

SECTION 7.3 FUNDAMENTAL CHANGES. (a) The Loan Parties will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Subsidiary (other than a Foreign Subsidiary or an Unrestricted Subsidiary) may merge into a Borrower in a transaction in which a Borrower is the surviving corporation, and (ii) any Subsidiary that is not a Borrower may merge into any Subsidiary that is not a Borrower, PROVIDED THAT any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by
Section 7.4.

         (b) The Loan Parties will not engage to any material extent in any business other than businesses of the type conducted by the Loan Parties on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 7.4 INVESTMENTS; LOANS; ADVANCES; GUARANTEES AND ACQUISITIONS. The Loan Parties will not purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person, except:

(a) Temporary Cash Investments;

(b) Investments existing on the date hereof by the Lead Borrower and its Subsidiaries in their Subsidiaries, PROVIDED THAT all Subsidiaries of the Lead Borrower (other than Foreign Subsidiaries and Unrestricted Subsidiaries) are Facility Guarantors hereunder and all equity interests of all Subsidiaries are pledged pursuant to the Borrower Security Agreement or the Guarantor Security Agreement (but not more than 65% of Foreign Subsidiaries);

(c) equity investments, loans or advances made by any Loan Party to any other Loan Party, PROVIDED THAT all such loans and advances made by any Loan Party shall be evidenced by a promissory note, and further provided that any such equity, investments, loans and advances shall be pledged to the Collateral Agent pursuant to the Security Documents;

(d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e) investments existing on the Closing Date, and set forth in detail on
SCHEDULE 7.4, to the extent such investments would not be permitted under any other clause of this Section;

(f) loans or advances to employees for the purpose of travel, entertainment or relocation in the ordinary course of business in an amount not to exceed $200,000 to any employee or $2,000,000 in the aggregate at any time outstanding;

(g) Guarantees constituting Indebtedness permitted by Section 7.1;
(h) solely to the extent required under the Kmart Agreement, loans made to Kmart in accordance with the terms and conditions of the Kmart Agreement.

SECTION 7.5 ASSET SALES; BLOCKED SALES; TRANSFERS. The Loan Parties will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock or other equity interests, nor will the Loan Parties permit any of the Subsidiaries to issue any additional shares of its capital stock or other ownership interest in such Subsidiary, except:

(a) sales of (i) Inventory, or (ii) used or surplus equipment or (iii) Temporary Cash Investments, in each case in the ordinary course of business;

(b) with the authorization of the Bankruptcy Court to the extent required, sales, transfers and dispositions among the Loan Parties; provided that such sales, transfers or dispositions shall be made in compliance with Section 7.7;

(c) provided that no Default or Event of Default exists or shall result after giving effect thereto, sales or other dispositions of other Inventory of the Loan Parties not in the ordinary course of business in connection with the closure of up to 10% of the Meldisco Stores open as of the Closing Date; PROVIDED THAT (i) any such sales or dispositions shall be on terms and conditions and for such consideration as shall be reasonably acceptable to the Administrative Agent as consented to in writing prior to such sale or disposition (such consent not to be unreasonably withheld or delayed), (ii) any such sales or dispositions shall be conducted by professional liquidators reasonably acceptable to the Administrative Agent pursuant to agency agreements in form and substance reasonably satisfactory to the Administrative Agent; and
(iii) the Loan Parties shall cause all of the net cash proceeds of such sale or disposition (and other consideration) to be remitted to the Administrative Agent for application to the Obligations in accordance with Section 5.2 or Section 6.2 of the Security Agreements, as applicable;

(d) provided no Default or Event of Default exists or shall result after giving effect thereto, the sale or disposition of the assets, business and operations relating to the Footaction Stores and the Just for Feet stores (including the Footaction Inventory), PROVIDED THAT (i) such sale or disposition is on terms and conditions reasonably acceptable to the Administrative Agent as consented to prior to such sale or disposition (such consent not to be unreasonably withheld or delayed); and (ii) the Loan Parties shall cause all of the net cash proceeds of such sale or disposition (and other consideration) to be remitted to the Administrative Agent for application to the Obligations in accordance with
Section 5.2 or Section 6.2 of the Security Agreements, as applicable; and

(e) any other sale or disposition as long as the proceeds therefrom are sufficient to, and are utilized to, pay all Obligations indefeasibly in full, to cash collateralize 105% of the Letter of Credit Outstandings and the Commitments are thereupon terminated;

PROVIDED THAT all sales, transfers, leases and other dispositions permitted by this Section 7.5 shall be made at arm's length and for fair value and (other than sales, transfers and other disposition permitted under clause (b)) solely for cash consideration and FURTHER PROVIDED THAT the authority granted under clause (c) may be terminated in whole or in part by the Agents upon the occurrence and during the continuance of any Event of Default.

SECTION 7.6 RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS. (a) The Loan Parties will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(i) the Loan Parties may declare and pay dividends with respect to their equity interests to any Loan Party which is a Subsidiary of any of the Borrowers whether or not a Default or Event of Default exists;

(ii) As long as no Default or Event of Default exists and is continuing, the Loan Parties may make distributions to the Lead Borrower to the extent necessary to pay indemnities, accounting, legal and other professional fees, and other similar general and administrative expenses incurred by the Lead Borrower for itself and the Loan Parties; and

(iii) As long as no Event of Default exists and is continuing under Sections 8.1(a), 8.1(b) hereof or Section 5.1 of either of the Security Agreements and as long as the time for payment of the Obligations has not been accelerated as provided herein, the Loan Parties may make distributions to the Lead Borrower to the extent necessary to pay corporate taxes incurred by the Lead Borrower for itself and the Loan Parties.

         (b) The Loan Parties will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i)      payments due from time to time hereunder;

(ii) actions required to be made pursuant to an order of the Bankruptcy Court for adequate protection pursuant to the Bankruptcy Code;

(iii) payment of pre-petition claims authorized by the First Day Orders or other orders entered in the Reorganization Cases, in each case to which the Agents have consented; and

(iv) payment of the Indebtedness of the Borrowers incurred in connection with the Existing Credit Agreement.

SECTION 7.7 TRANSACTIONS WITH AFFILIATES. The Loan Parties will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Loan Parties or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, and (b) transactions between or among the Loan Parties not involving any other Affiliate.

SECTION 7.8 RESTRICTIVE AGREEMENTS. The Loan Parties will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Loan Parties or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Loan Parties or any other Subsidiary or to guarantee Indebtedness of the Loan Parties or any other Subsidiary, PROVIDED THAT (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document,
(ii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iii) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment or subleasing thereof.

SECTION 7.9 AMENDMENT OF MATERIAL DOCUMENTS. The Loan Parties will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents, (b) the Kmart Agreement, (c) any other Material Agreements, unless such amendment, modification or waiver thereunder does not materially adversely affect the Loan Parties taken as a whole or materially adversely affect the interests of the Lenders under the Loan Documents (as determined by the Agents in their commercially reasonable discretion), or (d) any other material instruments, documents or agreements, unless such amendment, modification or waiver does not materially adversely affect the Loan Parties taken as a whole or materially adversely affect the interests of the Lenders under the Loan Documents.

SECTION 7.10 ADDITIONAL SUBSIDIARIES. The Loan Parties will not, and will not permit any Subsidiary to, create any additional Subsidiary unless the investment with respect thereto is permitted pursuant to Section 7.4 and the requirements of Section 6.12 are satisfied contemporaneously therewith.

SECTION 7.11 EXCESS AVAILABILITY. The Lead Borrower and its Subsidiaries shall maintain at all times Excess Availability in an amount equal to the lesser of
(i) $13,000,000 or (ii) ten percent (10%) of the Borrowing Base.

SECTION 7.12      [Intentionally Omitted]..
SECTION 7.13 MAXIMUM CAPITAL EXPENDITURES Neither the Lead Borrower nor any of its Subsidiaries shall make or agree to make, or incur any obligations with respect to, any Capital Expenditures in excess of $17,000,000 any fiscal year.

SECTION 7.14 BANKRUPTCY COVENANTS. The Debtors will not seek, consent to, or permit to exist any of the following:

         (a) Any modification, stay, vacation or amendment to the Borrowing
Order;

         (b) A priority claim or administrative expense or unsecured claim against any Debtor (now existing or hereafter arising or any kind or nature whatsoever, including, without limitation, any administrative expense of the kind specified in Sections 105, 326, 330, 331, 503(a), 503(b), 506(c), 507(a),
507(b), 546(c), 546(d), or 1114 of the Bankruptcy Code) equal or superior to the priority claim of the Agents and the Lenders in respect of the Obligations, except with respect to the Carve Out;

         (c) Any Lien on any Collateral having a priority equal or superior to the Lien of the Collateral Agent;

       (d) Any order which authorizes the return of any of the Debtors' property pursuant to Section 546(g) of the Bankruptcy Code;

         (e) Any order seeking authority to take any action that is prohibited by the terms of this Agreement or the other Loan Documents or refrain from taking any action that is required to be taken by the terms of this Agreement or any of the other Loan Documents;

         (f) Except as otherwise permitted in Section 7.5 hereof, (i) any rejection of the Kmart Agreement, or (ii) any rejection, assumption or assignment of any other executory contracts or any unexpired leases which would reasonably be expected to result in a Material Adverse Effect, without the prior written consent of the Administrative Agent;

         (g) Any Bankruptcy Plan, unless pursuant thereto, (i) the Obligations are indefeasibly paid in full in cash and the Commitments hereunder are terminated upon the confirmation thereof, or (ii) to the extent any of the Credit Extensions are not indefeasibly paid in full in cash and all of the Commitments hereunder are not terminated upon the confirmation thereof, all of the Lenders whose Credit Extensions have not been indefeasibly paid in full in cash and whose Commitments have not been terminated shall have consented in writing to such Bankruptcy Plan in advance of its submission to the Bankruptcy Court; or

         (h) Any motion, suit, action at law or in equity, other legal proceeding or any other action to challenge any rights, liens or claims of the Agent or any Lender or the priority or validity of any Loan made pursuant hereto which motion, suit, action or legal proceeding (other than a motion, suit, action or legal proceeding in connection with, relative to, or arising out of the Kmart Agreement) shall not have been discharged, stayed or vacated within 30 days after the commencement thereof.

ARTICLE VIII

                                EVENTS OF DEFAULT

SECTION 8.1 If any of the following events ("EVENTS OF DEFAULT") shall occur:

(a) the Loan Parties shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Loan Parties shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document within one Business Day after the time such amount shall become due and payable;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in Section 5.1 or Section 5.2 of the Borrower Security Agreement or the Guarantor Security Agreement, or Section 6.1, 6.2, 6.7, 6.9, or
6.11 of this Agreement, or in Article VII of this Agreement; PROVIDED THAT a default in the delivery of any Borrowing Base Certificate under Section 6.1(e) which is required to be delivered weekly shall not constitute an Event of Default unless and until the same continues unremedied for two Business Days (provided such two Business Day grace period shall not be available for the remedy of any such default more than four times during any fiscal year of the Lead Borrower);

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause
(a), (b), (c), or (d) of this Article), and such failure shall continue unremedied for a period of 20 days after the earlier of notice thereof from the Administrative Agent to the Lead Borrower (which notice will be given at the request of any Lender) or the actual knowledge thereof by the Lead Borrower;

(f) any Loan Party (i) shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein), or (ii) shall otherwise be in default in respect of any Material Indebtedness the result of which default under this subsection (ii) is to permit such Material Indebtedness to become due prior to its stated maturity (after giving effect to any grace or cure period therein or written waiver thereof);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or any default by any Loan Party or any other event or condition occurs that results in any third party (other than a Loan Party) under any of the Material Agreements (excluding the Kmart Agreement) having the right to terminate such Material Agreement; any default by any third party (other than any Loan Party) under any of the Material Agreements (excluding the Kmart Agreement) which would reasonably be likely to result in a Material Adverse Effect; or the occurrence of any Kmart-Related Default;

(h) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its post-Petition debts as they become due;

(i) any judgment for injunctive relief that results in, or creates a material risk of resulting in, a Material Adverse Effect, or one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000, in each case shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed; or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Loan Party to enforce any such judgment;

(j) an ERISA Event shall have occurred that, in the reasonable commercial opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties in an aggregate amount exceeding $10,000,000;

(k) (i) any challenge by or on behalf of any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto;

                  (ii) any challenge by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, in each case, as to which an order or judgment has been entered adverse to the Agents and the Lenders;

                  (iii) any Lien purported to be created under any Security Document or the Borrowing Order shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document and/or pursuant to Section 364 of the Bankruptcy Code, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

(l) a Change in Control shall occur;

(m) the occurrence of any uninsured loss (not inclusive of a reasonable deductible) to any material portion of the Collateral;

(n) the indictment of, or institution of any legal process or proceeding against, any Loan Party, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any material property of any Loan Party and/or the imposition of any stay or other order, the effect of which could reasonably be to restrain in any material way the conduct by the Loan Parties, taken as a whole, of their business in the ordinary course;

(o) except as permitted under Section 7.5(c), the determination by any Loan Party, whether by vote of such Loan Party's board of directors or otherwise to: suspend the operation of any material portion of the Loan Parties' business in the ordinary course, liquidate all or a material portion of the Loan Parties' assets or store locations, or employ an agent or other third party to conduct any so-called store closing, store liquidation or "Going-Out-Of-Business" sales on any material portion of the Loan Parties' business;

(p) the entry of an order in the Reorganization Cases which order constitutes the stay, amendment, modification, vacation, supplementation, appeal, or reversal of any Borrowing Order or which otherwise adversely affects any Borrowing Order;

(q) The appointment in the Reorganization Cases of a trustee or of any examiner having expanded powers to operate all or any part of any Debtors' business;

(r) The dismissal of any of the Reorganization Cases or the conversion of any of the Reorganization Cases to a case under Chapter 7 of the Bankruptcy Code;

(s) The entry of an order which provides relief from the automatic stay otherwise imposed pursuant to Section 362 of the Bankruptcy Code, which order permits any creditor, other than the Collateral Agent, to realize upon, or to exercise any right or remedy with respect to, any asset of any Debtor or to terminate any license, franchise, lease or similar agreement, where such relief could have a Material Adverse Effect;

(t) An application shall be filed by any Debtor for the approval of any other super-priority claim in the Reorganization Cases which is PARI PASSU with or senior to the claims of the Agents and the Lenders against the Debtors or there shall arise any such super-priority claim; provided however that no Event of Default shall be deemed to have occurred under this clause (t) if such application provides as a condition precedent to such action that all Obligations hereunder are indefeasibly paid in full in cash and the Commitments hereunder are terminated;

(u) Any Debtor shall pay or discharge any pre-petition Indebtedness except as expressly permitted hereunder;

(v) Any adequate protection is provided by any Debtor or is ordered by the Bankruptcy Court in the Reorganization Cases in favor of any of the Debtors' pre-petition creditors without the consent of the Agents or any such adequate protection is modified or expanded without the consent of the Agents;

(w) Any Debtor shall fail to comply with the terms of any Borrowing Order or any other order of the Bankruptcy Court;

(x) Any Debtor (or any committee appointed in the Reorganization Cases) shall bring a motion in any of the Reorganization Cases: (i) except with respect to any financing that would indefeasibly pay in full in cash the Obligations and terminate the Commitments, to obtain working capital or other financing from any Person other than the Lenders, (ii) except with respect to any financing that would indefeasibly pay in full in cash the Obligations and terminate the Commitments, to grant a Lien on any of the Collateral, (iii) to use any of the Collateral pursuant to Section 363(c) of the Bankruptcy Code without the prior written consent of the Agents and the Required Lenders, or (iv) to recover from any portion of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code;

(y) The entry of an order confirming a Bankruptcy Plan that does not require repayment in full of all Obligations on the effective date of such Bankruptcy Plan; or

(z) the occurrence of any event or condition not covered by (a) through (y) above that results in a Material Adverse Effect;

then, and in every such event, and at any time thereafter during the continuance of such event, subject to the terms of the Borrowing Order, the Administrative Agent may and at the request of the Required Lenders shall, by notice to the Lead Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments and any obligation, if any, to make Swingline Loans, and thereupon the Commitments and any obligation, if any, to make Swingline Loans shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

SECTION 8.2       [Intentionally Omitted].
SECTION 8.3 WHEN CONTINUING. For all purposes under this Agreement, each Default and Event of Default that has occurred shall be deemed to be continuing at all times thereafter unless it either (a) is cured or corrected to the reasonable written satisfaction of the Lenders in accordance with Section 10.2, or (b) is waived in writing by the Lenders in accordance with Section 10.2.

SECTION 8.4 REMEDIES ON DEFAULT. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Loans shall have been accelerated pursuant hereto, the Administrative Agent may, and shall upon the request of the Required Lenders, subject to the terms of the Borrowing Order, proceed to protect and enforce its rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agents or the Lenders. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

SECTION 8.5 APPLICATION OF PROCEEDS. After the occurrence of an Event of Default and acceleration of the Obligations, all proceeds realized from any Loan Party or on account of any Collateral shall be applied in the manner set forth in
Section 6.2 of the Security Agreements. All amounts required to be applied to Revolving Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Lender's Commitment Percentage.

ARTICLE IX

                                   THE AGENTS

SECTION 9.1 ADMINISTRATION BY ADMINISTRATIVE AGENT. The general administration of the Loan Documents shall be by the Administrative Agent. The Lenders, the Collateral Agent and the Issuing Bank each hereby irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the

Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

SECTION 9.2 THE COLLATERAL AGENT. Each Lender, the Administrative Agent and the Issuing Bank hereby irrevocably (i) designate FRG as Collateral Agent under this Agreement and the other Loan Documents, (ii) authorize the Collateral Agent to enter into the Security Documents and the other Loan Documents to which it is a party and to perform its duties and obligations thereunder and (iii) agree and consent to all of the provisions of the Security Documents. All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its benefit and for the ratable benefit of the other Secured Parties, but subject to the terms of Section 5.2 prior to an Event of Default or Section 6.2 after an Event of Default of the Security Agreements, as applicable. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in Sections 2.18 or 8.5 hereof or Section 5.2 prior to an Event of Default or
Section 6.2 after an Event of Default of the Security Agreements, as applicable.

SECTION 9.3 SHARING OF EXCESS PAYMENTS. Each of the Lenders, the Agents and the Issuing Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Loan Parties, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender, any Agent or the Issuing Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of the Obligations owed it (an "EXCESS PAYMENT") as a result of which such Lender, such Agent or the Issuing Bank has received payment of any Loans or other Obligations outstanding to it in excess of the amount that it would have received if all payments at any time applied to the Loans and other Obligations had been applied in the order of priority set forth in Section 5.2 prior to an Event of Default or Section 6.2 after an Event of Default of the Security Agreements, as applicable, then such Lender, Agent or the Issuing Bank shall promptly purchase at par (and shall be deemed to have thereupon purchased) from the other Lenders, such Agent and the Issuing Bank, as applicable, a participation in the Loans and Obligations outstanding to such other Persons, in an amount determined by the Administrative Agent in good faith as the amount necessary to ensure that the economic benefit of such excess payment is reallocated in such manner as to cause such excess payment and all other payments at any time applied to the Loans and other Obligations to be effectively applied in the order of priority set forth in Section 5.2 prior to an Event of Default or Section 6.2 after an Event of Default of the Security Agreements, as applicable; PROVIDED, that if any such excess payment is thereafter recovered or otherwise set aside such purchase of participations shall be correspondingly rescinded (without interest). The Loan Parties expressly consent to the foregoing arrangements and agrees that any Lender, any Agent or the Issuing Bank holding (or deemed to be holding) a participation in any Loan or other Obligation may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Loan Party to such Lender, such Agent or the Issuing Bank as fully as if such Lender, Agent or the Issuing Bank held a Note and was the original obligee thereon, in the amount of such participation.

SECTION 9.4 AGREEMENT OF REQUIRED LENDERS. (a) Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders, and (ii) upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Supermajority Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Required Supermajority Lenders and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.2.

         (b) Upon the occurrence of an Event of Default, the Agents shall (subject to the provisions of Section 10.2) take such action with respect thereto as may be reasonably directed by the Required Lenders; PROVIDED THAT unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action as it shall deem advisable in the best interests of the Lenders. In no event shall the Agents be required to comply with any such directions to the extent that the Agents believe that the Agents' compliance with such directions would be unlawful.

SECTION 9.5 LIABILITY OF AGENTS. (a) Each of the Agents, when acting on behalf of the Lenders and the Issuing Bank, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents and employees, and none of the Agents nor their respective directors, officers, agents or employees shall be liable to the Lenders or the Issuing Bank or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or the Issuing Bank or to any of them for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent's own gross negligence or willful misconduct. The Agents and their respective directors, officers, agents and employees shall in no event be liable to the Lenders or the Issuing Bank or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders or the Required Supermajority Lenders, as applicable, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, none of the Agents, nor any of their respective directors, officers, employees, or agents shall be responsible to any Lender or the Issuing Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

         (b) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Loan Parties on account of the failure or delay in performance or breach by any Lender (other than by the Agent in its capacity as a Lender) or the Issuing Bank of any of their respective obligations under this Agreement or the Notes or any of the Loan Documents or in connection herewith or therewith.

         (c) The Administrative Agent and the Collateral Agent, in such capacities hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper Person or Persons, and, such Person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such Person.

SECTION 9.6 REIMBURSEMENT AND INDEMNIFICATION. Each Lender agrees (i) to reimburse (x) each Agent for such Lender's Commitment Percentage of any expenses and fees incurred by such Agent for the benefit of the Lenders or the Issuing Bank under this Agreement, the Notes and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Issuing Bank, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Loan Parties (except as otherwise provided in the Borrower Security Agreement and Guarantor Security Agreement), and (y) each Agent for such Lender's Commitment Percentage of any expenses of such Agent incurred for the benefit of the Lenders or the Issuing Bank that the Loan Parties have agreed to reimburse pursuant to Section 10.3 and has failed to so reimburse (except as otherwise provided in the Borrower Security Agreement and Guarantor Security Agreement), and (ii) to indemnify and hold harmless the Agents and any of their directors, officers, employees, or agents (each, an "INDEMNIFIED PARTY"), on demand, in the amount of such Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Notes or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Notes or any of the Loan Documents to the extent not reimbursed by the Loan Parties (except such as shall result from such Indemnified Party's respective gross negligence, bad faith or willful misconduct).

SECTION 9.7 RIGHTS OF AGENTS. It is understood and agreed that Fleet and FRG shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrowers, as though they were not the Administrative Agent or the Collateral Agent, respectively, of the Lenders under this Agreement.

SECTION 9.8 INDEPENDENT LENDERS AND ISSUING BANK. The Lenders and the Issuing Bank each acknowledge that they have decided to enter into this Agreement and to make the Loans or issue the Letters of Credit hereunder based on their own analysis of the transactions contemplated hereby and of the creditworthiness of the Loan Parties and agrees that the Agents shall bear no responsibility therefor.

SECTION 9.9 NOTICE OF TRANSFER. The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 10.5(b).

SECTION 9.10 SUCCESSOR AGENT. Any Agent may resign at any time by giving five Business Days' written notice thereof to the Lenders, the Issuing Bank, the other Agents and the Lead Borrower. Upon any such resignation of any Agent, the Required Lenders shall have the right to appoint a successor Agent, which so long as there is no Default, or Event of Default, shall be reasonably satisfactory to the Lead Borrower (whose consent shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, the other Agents and the Issuing Bank, appoint a successor Agent which shall be (i) a commercial bank (or affiliate thereof) organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, (ii) or a Lender capable of complying with all of the duties of such Agent (and the Issuing Bank), hereunder (in the opinion of the retiring Agent and as certified to the Lenders in writing by such successor Agent) which, in the case of (i) and
(ii) above, so long as there is no Default, or Event of Default, shall be reasonably satisfactory to the Lead Borrower (whose consent shall not be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as such Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

SECTION 9.11 REPORTS AND FINANCIAL STATEMENTS. Promptly after receipt thereof from the Borrowers, the Administrative Agent shall remit to each Lender and the Collateral Agent copies of all financial statements and Borrowing Base Certificates required to be delivered by the Borrowers hereunder and all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent.

SECTION 9.12 SYNDICATION AGENT, CO-LEAD ARRANGERS AND DOCUMENTATION AGENT. Except as may be expressly provided in this Agreement, the Co-Lead Arrangers, the Syndication Agent and the Documentation Agent shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

SECTION 9.13 PUBLIC ANNOUNCEMENTS. The Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent and the Co-Lead Arrangers shall have the right to publicize information in respect of the financing described herein (including their respective roles in the structuring and financing thereof) subject to the Borrowers' prior reasonable approval of the form and content thereof (which approval shall not be unreasonably withheld, conditioned or delayed).

                                   ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to any Loan Party, to it at Footstar, Inc., 1 Crosfield Avenue, West Nyack, New York 10994, Attention: Steve Wilson (Telecopy No. (845) 727-6606) and Marc Schuback, Esquire (Telecopy No. (845) 727-6661) with a copy to Weil, Gotshal & Manges, Attention: Paul Basta, Esquire (Telecopy No. (212) 310-8007);

(b) if to the Administrative Agent, the Issuing Bank or the Swingline Lender, to Fleet National Bank, 40 Broad Street, 10th Floor, Boston, Massachusetts 02109,
Attention: Elizabeth Ratto (Telecopy No. (617) 434-4339) and Keith Vercauteren (Telecopy No. (617) 434-4339), with a copy to Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts 02110, Attention: Susan Siebert, Esquire (Telecopy No. (617) 439-4170);

(c) if to the Collateral Agent, to Fleet Retail Group, Inc., 40 Broad Street, 10th Floor, Boston, Massachusetts 02109, Attention: Elizabeth Ratto (Telecopy No. (617) 434-4339) and Keith Vercauteren (Telecopy No. (617) 434-4339), with a copy to Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts 02110,
Attention: Susan Siebert, Esquire (Telecopy No. (617) 439-4170);

(d) if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages hereto or on any Assignment and Acceptance for such Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.2 WAIVERS; AMENDMENTS. (a) No failure or delay by the Agents, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agents, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agents and the Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, PROVIDED THAT no such agreement shall
(i) increase the Commitment of any Lender without the written consent of such Lender or increase the Total Commitments above an aggregate amount of $130,000,000 without the written consent of each Lender affected thereby or increase the Swingline Limit without the consent of each Lender, (ii) reduce the principal amount of any Loan or L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Commitments, or the Maturity Date, without the written consent of each Lender affected thereby, (iv) change Section 2.18 hereof or Section 5.1, 5.2 or 6.2 of the Borrower Security Agreement or the Guarantor Security Agreement, without the written consent of each Lender, (v) change Section 2.1 or Section 2.2 without the written consent of each Lender affected thereby; (vi) change any of the provisions of this
Section 10.2 or the definition of the term "REQUIRED LENDERS" or "REQUIRED SUPERMAJORITY LENDERS" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vii) release any Loan Party from its obligations under any Loan Document, or limit its liability in respect of such Loan Document, without the written consent of each Lender, (viii) except for sales described in Section 7.5 or as permitted in the Security Documents, release any material portion of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (ix) change the definition of the term "AVAILABILITY" or "BORROWING BASE" or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, without the written consent of each Lender, PROVIDED THAT the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves (other than (a) the Kmart Reserve which shall require the consent of the Required Supermajority Lenders to be changed or eliminated, and (b) the Carve Out Reserve which shall require the consent of all Lenders to be changed or eliminated), (x) change the definition of the term "Excess Availability" as set forth in Section 1.1 or modify the provisions of Section 7.11 without the written consent of each Lender, (xi) increase or otherwise change the definition of the Permitted Overadvance, without the written consent of each Lender, (xii) subordinate the Obligations hereunder, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the prior written consent of each Lender, or (xiii) modify the Fee Letters without the written consent of the Administrative Agent, and PROVIDED FURTHER THAT no such agreement shall amend, modify or otherwise affect the rights or duties of the Agents or the Issuing Bank without the prior written consent of the Agents or the Issuing Bank, as the case may be.

         (c) Notwithstanding anything to the contrary contained in this Section 10.2, in the event that the Borrowers request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to Sections 10.2(b) and such amendment is approved by the Required Lenders, but not by the requisite percentage of the Lenders, the Borrowers, and the Required Lenders shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrowers (such Lender or Lenders, collectively the "MINORITY LENDERS") to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions, or an increase in the Commitment of one or more of the Required Lenders, so that the aggregate Commitments after giving effect to such amendment shall be in the same amount as the aggregate Commitments immediately before giving effect to such amendment,
(y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, and fees) of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.

         (d) No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement shall be effective against the Borrowers unless signed by the Borrowers.

SECTION 10.3 EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Loan Parties shall jointly and severally pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, outside consultants for the Agents, appraisers, for commercial finance examinations and environmental site assessments, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable out-of-pocket expenses incurred by the Agents, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Agents, the Issuing Bank or any Lender, for appraisers, commercial finance examinations, and environmental site assessments, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; PROVIDED THAT the Lenders who are not the Agents or the Issuing Bank shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel).

         (b) The Loan Parties shall, jointly and severally, indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any of the Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, PROVIDED THAT such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee's Affiliates).

         (c) To the extent that any Loan Party fails to pay any amount required to be paid by it to the Agents or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, PROVIDED THAT the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents or the Issuing Bank. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the Total Commitments at the time.

         (d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by the Loan Documents, any Loan or Letter of Credit or the use of the proceeds thereof.

         (e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 10.4 DESIGNATION OF LEAD BORROWER AS BORROWERS' AGENT. (a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as that Borrower's agent to obtain Loans and Letters of Credit hereunder, the proceeds of which shall be available to each Borrower for those uses as those set forth herein. As the disclosed principal for its agent, each Borrower shall be obligated to the Agents and each Lender on account of Loans so made and Letters of Credit so issued hereunder as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such Loans and Letters of Credit are recorded on the books and records of the Lead Borrower and of any Borrower.

         (b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of all other Borrowers as if the Borrower so assuming were each other Borrower.

         (c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a "BORROWER") on whose behalf the Lead Borrower has requested a Loan.

(i) The Lead Borrower shall cause the transfer of the proceeds of each Loan to the (those) Borrower(s) on whose behalf such Loan was obtained. Neither the Agents nor any Lender shall have any obligation to see to the application of such proceeds.

(ii) If, for any reason, and at any time during the term of this Agreement,

                           (A) any Borrower, including the Lead Borrower, as
                  agent for the Borrowers, shall be unable to, or prohibited from carrying out the terms and conditions of this Agreement (as determined by the Administrative Agent in the Administrative Agent's commercially reasonable discretion); or

                           (B) the Administrative Agent deems it inexpedient (in
                  the Administrative Agent's sole and absolute discretion) to continue making Loans and cause Letters of Credit to be issued to or for the account of any particular Borrower, or to channel such Loans and Letters of Credit through the Lead Borrower, then the Lenders may make Loans directly to, and cause the issuance of Letters of Credit directly for the account of such of the Borrowers as the Administrative Agent determines to be expedient, which Loans may be made without regard to the procedures otherwise included herein.

         (d) In the event that the Administrative Agent determines to forgo the procedures included herein pursuant to which Loans and Letters of Credit are to be channeled through the Lead Borrower, then the Administrative Agent may designate one or more of the Borrowers to fulfill the financial and other reporting requirements otherwise imposed herein upon the Lead Borrower.

         (e) Each of the Borrowers shall remain liable to the Agents and the Lenders for the payment and performance of all Obligations (which payment and performance shall continue to be secured by all Collateral granted by each of the Borrowers) notwithstanding any determination by the Administrative Agent to cease making Loans or causing Letters of Credit to be issued to or for the benefit of any Borrower.

         (f) The authority of the Lead Borrower to request Loans on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent acts as provided in subparagraph (c), above, or the Administrative Agent actually receives

                  (i) written notice of: (i) the termination of such authority, and (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Presidents of each Borrower (other than the President of the Lead Borrower being replaced) then eligible for borrowing under this Agreement; and

                  (ii) written notice from such successive Lead Borrower (i) accepting such appointment; (ii) acknowledging that such removal and appointment has been effected by the respective Presidents of such Borrowers eligible for borrowing under this Agreement; and (iii) acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term "Lead Borrower" shall mean and include the newly appointed Lead Borrower.

SECTION 10.5 SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more assignees (other than a Loan Party or an Affiliate thereof) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), PROVIDED THAT (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Lead Borrower (but only if no Default then exists or only if not assigned to an entity on an approved list delivered to the Lead Borrower by the Agents in connection with their execution and delivery of this Agreement), the Agents and the Issuing Bank must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Administrative Agent and Lead Borrower (but only if no Default then exists) otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations, and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and, after completion of the syndication of the Loans, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 10.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

         (c) The Administrative Agent, acting for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive and the Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Any Lender may, without the consent of the Loan Parties, the Agents, and the Issuing Bank, sell participations to one or more banks or other entities other than a Loan Party or Affiliate thereof (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), PROVIDED THAT (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation in the Commitments, the Loans and the

Letters of Credit Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, PROVIDED THAT such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.2(b) that affects such Participant. Subject to paragraph (f) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 2.23, 2.25 and 2.26 and to the obligation of Section 2.28 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.9 as though it were a Lender, PROVIDED such Participant agrees to be subject to Section 2.25(c) as though it were a Lender.

         (f) A Participant shall not be entitled to receive any greater payment under Section 2.23 or 2.26 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.26 unless
(i) the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with
Section 2.26(f) as though it were a Lender and (ii) such Participant is eligible for exemption from the withholding tax referred to therein, following compliance with Section 2.26(f).

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, PROVIDED THAT no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.6 SURVIVAL. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.23, 2.26 and 10.3 and
Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.7 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Agents and the Lenders and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.8 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.9 RIGHT OF SETOFF. Subject to the terms of the Borrowing Order, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Loan Parties against any of and all the obligations of the Loan Parties now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be matured or unmatured or otherwise fully secured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Each Lender agrees promptly to notify the Lead Borrower and the Administrative Agent after any such setoff and application made by such Bank, provided, that the failure to give such notice shall not affect the validity of such setoff and application. ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY THE LENDERS OF THEIR RIGHT OF SET-OFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

SECTION 10.10     GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (EXCEPT SECTION 5.1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         (b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         (c) Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and the District of Massachusetts and of any New York State court sitting in New York City or any Massachusetts state court for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 10.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.12 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.13 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.14 ADDITIONAL WAIVERS. (a) The Obligations are the joint and several obligations of each Loan Party. To the fullest extent permitted by applicable law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, or any other agreement, including with respect to any other Borrower of the Obligations under this Agreement, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

         (b) The obligations of each Loan Party hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

         (c) To the fullest extent permitted by applicable law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash. Pursuant to applicable law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

         (d) Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations, as more particularly set forth in the Indemnity, Subrogation and Contribution Agreement entered into amongst the Loan Parties. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior payment in full of the Obligations. None of the Loan Parties will demand, sue for, or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 10.15 REPLACEMENT NOTE. Upon receipt of an appropriate and reasonably acceptable affidavit of an officer of the affected Bank as to the loss, theft, destruction or mutilation of any Note or of any other Loan Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document and receipt of the indemnity described below, the Borrowers will, and will cause other Loan Parties to, issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount (as to any Note) and in any event of like tenor and upon such issuance the original Note or other Loan Document shall be deemed cancelled. In connection with any such issuance of a replacement Note or other Loan Document, the affected Lender shall issue a written indemnification in favor of the Loan Parties with respect to such lost, stolen or destroyed Note or other Loan Document in form and substance reasonably satisfactory to the Loan Parties.

SECTION 10.16 CONFIDENTIALITY. Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and any actual or prospective counterparty or advisors to any swap or derivative transactions relating to the Loan Parties and the Obligations, (g) with the consent of the Loan Parties, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agents, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Loan Parties. For the purposes of this Section, the term "INFORMATION" means all information received from the Loan Parties relating to their business, other than any such information that is available to the Agents, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Loan Parties, PROVIDED that, in the case of information received from the Loan Parties after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, effective from the date of commencement of discussions concerning this Agreement, each party and each of its employees, representatives or other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of this Agreement and all materials of any kind, including opinions or other tax analyses, that have been provided to it by any other party relating to such tax treatment and tax structure.

SECTION 10.17 CONFLICTING PROVISIONS. To the extent of any direct inconsistency between any term, condition or provision of this Agreement and any term, condition or provision of any Borrowing Order, the applicable term, condition, or provision of such Borrowing Order shall govern and control.
SECTION 10.18 EXISTING CREDIT AGREEMENT. This Agreement shall supersede the Existing Credit Agreement in its entirety, except as provided in this ss.10.18. On the Effective Date, the rights and obligations of the parties under the Existing Credit Agreement which remain Lenders hereunder shall be subsumed within and be governed by this Agreement. The Borrowers and the Facility Guarantors acknowledge and agree that the UCC financing statements previously filed in connection with the Existing Credit Agreement and the other Security Documents shall remain in full force and effect and shall apply as of the Effective Date with respect to the Obligations hereunder.

                           FLEET NATIONAL BANK,
                           as Administrative Agent, as Swingline Lender and as Issuing Bank


                           By:  /S/ MARK J FORTI
                                ---------------------------------
                                Name: Mark J Forti
                                Title:  VP/Managing Director

                           Address:

                           40 Broad Street, 10th Floor
                           Boston, Massachusetts 02109
                           Attn: Elizabeth Ratto
                                 Keith Vercauteren
                           Telephone: (617) 434-4113 (ER)
                                      (617) 434-4045 (KV) Facsimile:
                                      (617) 434-4339

                           FLEET RETAIL GROUP, INC.,
                           as Collateral Agent



                           By:  /S/ MARK J FORTI
                                 ------------------------------------
                                 Name: Mark J Forti
                                 Title: Managing Director


                           Address:
                           40 Broad Street, 10th Floor
                           Boston, Massachusetts 02109
                           Attn: Elizabeth Ratto
                           Keith Vercauteren
                           Telephone: (617) 434-4113 (ER)
                                      (617) 434-4045 (KV)
                           Facsimile: (617) 434-4339






                       SIGNATURE PAGE TO CREDIT AGREEMENT

                            GENERAL ELECTRIC CAPITAL
                            CORPORATION,
                            as Syndication Agent and as a Lender



                            By:   /S/ CHARLES CHIODO
                            ----------------------------------------
                                  Name: Charles Chiodo
                                  Duly Authorized Signatory


                            Address:

                            201 Merritt 7
                            P.O. Box 5201
                            Norwalk, CT 06856-5201
                            Attn: Michelle Handy
                            Telephone: (203) 956-4117
                            Facsimile: (203) 956-4002











                       SIGNATURE PAGE TO CREDIT AGREEMENT

                      WELLS FARGO FOOTHILL, LLC,
                     as Documentation Agent and as a Lender


                                  By:      /S/ EUNNIE KIM
                                           ------------------------------
                                           Name: Eunnie Kim
                                           Title: VP

                                           Address:
                                           2450 Colorado Avenue
                                           Suite 3000 West
                                           Santa Monica, California 90404
                                           Attn: E. Kim
                                           Telephone: (310) 453-7255
                                           Facsimile: (310) 453-7447


















                       SIGNATURE PAGE TO CREDIT AGREEMENT

                           THE CIT GROUP/BUSINESS CREDIT, INC.,
                           as a Lender



                            By:   /S/ MANUEL R BORGES
                                  ----------------------------------
                                  Name: Manuel R Borges
                                  Title:  Vice President


                            Address:

                            1211 Avenue of the Americas, 21st Floor
                            New York, New York 10036
                            Attn:  Manuel Borges
                            Telephone: (212) 536-1249
                            Facsimile: (212) 536-9379

















                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                  AMSOUTH BANK,
                                  as a Lender



                       By:      /S/ DONALD SCHWARTZ AS ATTORNEY-IN-FACT
                                ---------------------------------------
                                Name: Donald Schwartz
                                Title: EVP

                       Address:

                            599 Lexington Avenue, 45th Floor
                            New York, New York 10022
                                                     Attn: Kevin Rogers
                            Telephone: (212) 935-2237
                            Facsimile: (212) 935-7458















                       SIGNATURE PAGE TO CREDIT AGREEMENT

                            NATIONAL CITY COMMERCIAL
                            FINANCE, INC.,
                            as a Lender



                            By: /S/ SHANE LEARY
                            ----------------------------
                            Name: Shane Leary
                            Title: AVP


                            Address:

                            1965 East Sixth Street
                            Suite 400 LOC 01-3049
                            Cleveland, Ohio 44107
                            Attn: Shane Leary
                            Telephone: (216) 222-8002
                            Facsimile: (216) 222-3655









                       SIGNATURE PAGE TO CREDIT AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.



                                        FOOTSTAR, INC.,
                                        as Lead Borrow and as a Borrower


                                        By: /S/  STEPHEN R. WILSON
                                            ------------------------------------
                                             Name:  Stephen R. Wilson
                                             Title: Executive Vice President &
                                                    Chief Administrative Officer

                                        FOOTSTAR CORPORATION,
                                        As a Borrower


                                        By: /S/  STEPHEN R. WILSON
                                            ------------------------------------
                                            Name:  Stephen R. Wilson
                                            Title: Executive Vice President &
                                                   Chief Administrative Officer

                                 SCHEDULE 1.1(A)

                         PRICING GRID - REVOLVING LOANS

----------------- ------------------------------------------------ ------------------------- -------------------------
                                                                    Applicable Margin for     Applicable Margin for
                                                                       Eurodollar Loans          Base Rate Loans
     Level                  Average Excess Availability
----------------- ------------------------------------------------ ------------------------- -------------------------
       I.           Less than or equal to $40,000,000                       2.75%                     0.75%
----------------- ------------------------------------------------ ------------------------- -------------------------

      II.           Less than or equal to $80,000,000 but
                    greater than $40,000,000                                2.50%                     0.50%
----------------- ------------------------------------------------ ------------------------- -------------------------

      III.          Greater than $80,000,000                                2.25%                     0.25%
----------------- ------------------------------------------------ ------------------------- -------------------------




SCHEDULE 1.1(B) - LENDERS AND COMMITMENTS

--------------------------------------------------------------------------------------------------------------------
LENDERS:                                               COMMITMENTS                    COMMITMENT PERCENTAGE
--------------------------------------------------------------------------------------------------------------------
Fleet National Bank                        $46,666,685                                                     35.8975%
--------------------------------------------------------------------------------------------------------------------
General Electric Capital Corporation       $46,666,685                                                     35.8975%
--------------------------------------------------------------------------------------------------------------------
Wells Fargo Foothill, LLC                  $10,476,180                                                      8.0586%
--------------------------------------------------------------------------------------------------------------------
The CIT Group/Business Credit, Inc.        $13,968,240                                                     10.7448%
--------------------------------------------------------------------------------------------------------------------
AmSouth Bank                               $6,984,120                                                       5.3724%
--------------------------------------------------------------------------------------------------------------------
National City Business Credit, Inc.        $5,238,090                                                       4.0293%
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
TOTAL COMMITMENT                           $130,000,000                                                      100.0%
--------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT A


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


Re: Amended and Restated Debtor-In-Possession Credit Agreement dated as of May __, 2004 (as amended or extended from time to time, the "DIP CREDIT AGREEMENT") among Footstar, Inc., a Delaware corporation (the "LEAD BORROWER"), Footstar Corporation, a Texas corporation, debtors and debtors in possession in Case No. 04-22350 ET. SEQ. (jointly administered) pending under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (collectively, Footstar Corporation together with the Lead Borrower, the "DEBTORS"), the various financial institutions which are now or hereafter become parties to the DIP Credit Agreement as Lenders, Fleet National Bank, as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT") and as Issuing Bank, Fleet Retail Group, Inc., as Collateral Agent (the "COLLATERAL AGENT") for the Lenders, General Electric Capital Corporation, as Syndication Agent, and Wells Fargo Foothill, LLC, as Documentation Agent. (Capitalized terms used herein have the meanings assigned to them in the DIP Credit Agreement.)

         The Assignor identified on SCHEDULE I hereto (the "ASSIGNOR") and the Assignee identified on SCHEDULE I hereto (the "Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in SCHEDULE I hereto (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the DIP Credit Agreement with respect to the Commitment contained in the DIP Credit Agreement as are set forth on SCHEDULE I hereto (the "ASSIGNED FACILITY"), in a principal amount for each Assigned Facility as set forth on SCHEDULE I hereto.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the DIP Credit Agreement or any Loan Document or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the DIP Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Debtors, any of their Subsidiaries or any other obligor or the performance or observance by the Debtors, any of their Subsidiaries or any other obligor of any of their respective obligations under the DIP Credit Agreement or any other Loan Document or any other instrument or document finished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facility, if any, and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the DIP Credit Agreement, together with copies of the financial statements most recently delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the DIP Credit Agreement, the other Loan Documents or any other instrument or document finished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the DIP Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the DIP Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the DIP Credit Agreement are required to be performed by it as a Lender.

         4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in SCHEDULE I hereto (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording in the Register by the Administrative Agent pursuant to Section 10.5 of the DIP Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (a) the Assignee shall be a party to the DIP Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the DIP Credit Agreement.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on SCHEDULE I hereto.

                                   Schedule I
                          to Assignment and Acceptance

Name of Assignor:
                -------------------------------------------------------------
-----------------------------------------------------------------------------

Name of Assignee:
                -------------------------------------------------------------

Effective Date of Assignment:
                            -------------------------------------------------


           CREDIT               PRINCIPAL                REVOLVING COMMITMENT
     FACILITY ASSIGNED       AMOUNT ASSIGNED             PERCENTAGE ASSIGNED*

Revolving Commitment             $______                      ___.______%



___________________________                 _______________________________
[Name of Assignee]                                   [Name of Assignor]


By:                                                           By:
     Title:                                                       Title:

Accepted [and consented to]:**                       Consented To:***

FLEET NATIONAL BANK, as                     FOOTSTAR, INC.
Administrative Agent


By:                                      By:
-------------------------------             -----------------------------------
     Title:                                        Title:

  * Calculate the Commitment Percentage that is assigned to at least five decimal places and show as a percentage of the aggregate relevant Commitments.

 ** Required for Lenders only in the case of an Assignment to a non-Lender.

*** Required only in the case of an Assignment to a non-Lender, provided no Default.

                ARTICLE XI                              EXHIBIT B


                             FORM OF BORROWING ORDER


                                  SEE ATTACHED
ARTICLE XII

ARTICLE XIII                                                         EXHIBIT C-1

ARTICLE XV
                                  ARTICLE XIV
                           FORM OF REVOLVING NOTE

$_____________                                       May __, 2004

         FOR VALUE RECEIVED, the undersigned, FOOTSTAR, INC. and FOOTSTAR CORPORATION, debtors and debtors in possession in Case No. 04-22350 ET. SEQ. (jointly administered) pending under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (collectively, the "DEBTORS"), hereby unconditionally, jointly and severally, promise to pay to the order of [ ] (the "LENDER") at the office of Fleet National Bank (as Administrative Agent pursuant to the DIP Credit Agreement referred to below), located at 100 Federal Street, Boston, MA 02110 in lawful money of the United States of America and in immediately available funds, on the Maturity Date the principal amount of (a) [ ] DOLLARS ($[ ]), or, if less, (b) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Debtors pursuant to Section 2.1 of the DIP Credit Agreement, as hereinafter defined. The Debtors further agree, jointly and severally, to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the DIP Credit Agreement.

         The holder of this Revolving Note (this "NOTE") is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Loan made pursuant to the DIP Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall, absent manifest error, constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the joint and several obligations of the Debtors in respect of such Revolving Loan.

         This Note (a) is one of the Revolving Notes referred to in the Amended and Restated Debtor-In-Possession Credit Agreement dated as of May __, 2004 (as amended, supplemented or otherwise modified from time to time, the "DIP CREDIT AGREEMENT"), among the Debtors, the Lender, the other banks and financial institutions from time to time parties thereto as Lenders, Fleet National Bank, as Administrative Agent for the Lenders and Issuing Bank, Fleet Retail Group, Inc., as Collateral Agent for the Lenders, General Electric Capital Corporation, as Syndication Agent, and Wells Fargo Foothill, LLC, as Documentation Agent, and
(b) is subject to the provisions of the DIP Credit Agreement.

         The Debtors have the right and the obligation in certain circumstances, to prepay this Note in whole or part on the terms and conditions provided in the DIP Credit Agreement.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable, all as provided in the DIP Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, notice, notice of dishonor, protest and all other demands and notices of any kind.

         All agreements involving the Debtors, the Administrative Agent, the Collateral Agent, the Issuing Bank and/or the Lenders are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Administrative Agent on behalf of any Lender for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which the Lenders are permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the DIP Credit Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Lenders should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every provision of all agreements involving the Debtors, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders.

         The Debtors are obligated, jointly and severally, to pay all costs incurred by the Lender in connection with the enforcement and collection of this Note as provided in the DIP Credit Agreement.

         Unless otherwise defined herein, terms defined in the DIP Credit Agreement and used herein shall have the meanings given to them in the DIP Credit Agreement.

         EACH OF THE DEBTORS HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED, IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW EXCEPT SECTION 5.1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                                 FOOTSTAR, INC.


                                   By:
                                   ----------------------------------
                                         Name:
                                         Title:



                                   FOOTSTAR CORPORATION


                                   By:
                                   ----------------------------------
                                         Name:
                                         Title:

                                                                      SCHEDULE A
                                                               TO REVOLVING NOTE

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

                                                                                         Unpaid
               Amount of      Amount          Amount of        Amount of Base Rate     Principal
               Base Rate   Converted to   Principal of Base    Loans Converted to      Balance of
                 Loans       Base Rate    Rate Loans Repaid     Eurodollar Loans       Base Rate     Notation Made By
Date                           Loans                                                     Loans
------------- ------------ -------------- ------------------- ---------------------- --------------- -----------------



                                                                      SCHEDULE B
                                                               TO REVOLVING NOTE

                                 LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


                            Interest Period Amount of
                                                     and LIBO Rate    Eurodollar Loans       Unpaid
                                 Amount Converted     with Respect      Converted to       Principal
                 Amount of        to Eurodollar         Thereto        Base Rate Loans     Balance of    Notation
              Eurodollar Loans        Loans                                                Eurodollar    Made By
Date                                                                                          Loan
------------- ----------------- ------------------- ----------------- ------------------ --------------- -------------


                                                       ARTICLE XVI


                                                                     EXHIBIT C-2

                             FORM OF SWINGLINE NOTE

$25,000,000.00                                                      May __, 2004

         FOR VALUE RECEIVED, the undersigned, FOOTSTAR, INC. and FOOTSTAR CORPORATION, debtors and debtors in possession in Case No. 04-22350 ET. SEQ. (jointly administered) pending under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (collectively, the "DEBTORS"), hereby unconditionally, jointly and severally, promise to pay to the order of FLEET NATIONAL BANK (the "LENDER") at the office of Fleet National Bank (as Administrative Agent pursuant to the DIP Credit Agreement referred to below), located at 100 Federal Street, Boston, MA 02110 in lawful money of the United States of America and in immediately available funds, on the last day of the Interest Period applicable thereto as specified in the DIP Credit Agreement the principal amount of (a) TWENTY FIVE MILLION DOLLARS ($25,000,000.00), or, if less, (b) the aggregate unpaid principal amount of all Swingline Loans made by the Lender to the Debtors pursuant to Section 2.5 of the DIP Credit Agreement, as hereinafter defined. The Debtors further agree, jointly and severally, to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the DIP Credit Agreement.

         The holder of this Swingline Note (this "NOTE") is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swingline Loan made pursuant to the DIP Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof and the length of each Interest Period with respect thereto. Each such endorsement shall, absent manifest error, constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Debtors in respect of such Swingline Loan.

         This Note (a) is the Swingline Note referred to in the Amended and Restated Debtor-in-Possession Credit Agreement dated as of May __, 2004 (as amended, supplemented or otherwise modified from time to time, the "DIP CREDIT AGREEMENT"), among the Debtors, the Lender, the other banks and financial institutions from time to time parties thereto as Lenders, Fleet National Bank, as Administrative Agent for the Lenders and Issuing Bank; the Issuing Bank thereunder; Fleet Retail Group, Inc., as Collateral Agent for the Lenders, General Electric Capital Corporation, as Syndication Agent, and Wells Fargo Foothill, LLC, as Documentation Agent, and (b) is subject to the provisions of the DIP Credit Agreement.

         The Debtors have the right and the obligation in certain circumstances, to prepay this Note in whole or part on the terms and conditions provided in the DIP Credit Agreement.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable, all as provided in the DIP Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, notice, notice of dishonor, protest and all other demands and notices of any kind.

         All agreements involving the Debtors, the Administrative Agent, the Collateral Agent, the Issuing Bank and/or the Lenders are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Administrative Agent on behalf of any Lender for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which the Lenders are permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the DIP Credit Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Lenders should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every provision of all agreements involving the Debtors, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders.

         The Debtors are obligated, jointly and severally, to pay all costs incurred by the Lender in connection with the enforcement and collection of this Note as provided in the DIP Credit Agreement.

         Unless otherwise defined herein, terms defined in the DIP Credit Agreement and used herein shall have the meanings given to them in the DIP Credit Agreement.

         EACH OF THE DEBTORS HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED, IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW EXCEPT SECTION 5.1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                                 FOOTSTAR, INC.


                                   By:
                                      ----------------------------------
                                         Name:
                                         Title:



                                   FOOTSTAR CORPORATION


                                   By:
                                      ----------------------------------
                                         Name:
                                         Title:

                                                                      SCHEDULE A
                                                               TO SWINGLINE NOTE



                     LOANS AND REPAYMENTS OF SWINGLINE LOANS

                                     Amount of Principal of      Unpaid Principal
               Amount of Swingline   Swingline Loans Repaid    Balance of Swingline
Date                  Loans                                           Loans           Notation Made By
------------- ---------------------- ------------------------ ----------------------- -------------------------------


                                                                       EXHIBIT D

                            FORM OF BORROWING REQUEST


Fleet National Bank,
     as Administrative Agent
100 Federal Street
Boston, Massachusetts 02110

         Re: Amended and Restated Debtor-In-Possession Credit Agreement dated as of May __, 2004 (as amended from time to time, the "DIP CREDIT AGREEMENT") among Footstar, Inc., a Delaware corporation (the "LEAD BORROWER"), Footstar Corporation, a Texas corporation, debtors and debtors in possession in Case No. 04-22350 ET. SEQ. (jointly administered) pending under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (collectively, Footstar Corporation together with the Lead Borrower, the "DEBTORS"), the various financial institutions which are now or hereafter become parties to the Agreement as Lenders, Fleet National Bank, as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT") and as Issuing Bank, Fleet Retail Group, Inc., as Collateral Agent for the Lenders, General Electric Capital Corporation, as Syndication Agent, and Wells Fargo Foothill, LLC, as Documentation Agent. (Capitalized terms used herein have the meanings assigned to them in the DIP Credit Agreement.)

Ladies and Gentleman:

Pursuant to Section 2.3(b) of the DIP Credit Agreement, the Lead Borrower hereby confirms its request on behalf of the Debtors made on [ ] for a Revolving Loan in the amount of $[ ] to be made on [ ]. The Lead Borrower hereby confirms its request that such Revolving Loan be a [Base Rate] [Eurodollar] Loan. The proceeds shall be used by the Debtors as set forth in SCHEDULE A hereto.

The representations and warranties contained in the DIP Credit Agreement and other Loan Documents or otherwise made in writing in connection herewith or therewith are as of the date hereof and, on the date such Loan is made will be, true and correct in all material respects, with and without giving effect to the requested Loan and the application of the proceeds thereof, other than representations and warranties that relate solely to an earlier date.

The Lead Borrower hereby further confirms that at the date hereof (i) the Loan Parties have performed and complied with all covenants and conditions in the DIP Credit Agreement to be performed or complied with by such Loan Parties prior to the making of the requested Loan, and (ii) no Default or Event of Default shall have occurred and be continuing or result from such Loan.

The computation of the Borrowing Base set forth below in SCHEDULE I complies with all the applicable provisions of the DIP Credit Agreement and the data have been prepared from the Loan Parties' books of account and records in accordance with GAAP applied on a consistent basis with those followed in the preparation of the Loan Parties' financial statements and represent fairly and accurately the status of the Borrowing Base.

Executed as an instrument under seal as of the date first above written.


                              FOOTSTAR, INC.

                              By.
                                -----------------------------
                                Duly authorized signatory

                         EXHIBIT A TO BORROWING REQUEST

                                 Use of Proceeds

                         SCHEDULE I TO BORROWING REQUEST

                           Borrowing Base Certificate

                                                                     EXHIBIT E-1

               FORM OF OPINION OF OUTSIDE COUNSEL TO LOAN PARTIES

                                  SEE ATTACHED.

                                                                     EXHIBIT E-2

               FORM OF OPINION OF IN-HOUSE COUNSEL TO LOAN PARTIES

                                  SEE ATTACHED.

                                                                       EXHIBIT F

                         FORM OF COMPLIANCE CERTIFICATE


To:      Elizabeth A. Ratto, Managing Director
         Fleet Retail Group, Inc.
         40 Broad Street, 10th Floor
         Boston, MA 02109

         Keith Vercauteren, Director
         Fleet Retail Group, Inc.
         40 Broad Street, 10th Floor
         Boston, MA 02109

         RE:      FOOTSTAR, INC. AND ITS SUBSIDIARIES

         This Compliance Certificate is furnished pursuant to Section 6.1(d) of the Amended and Restated Debtor-In-Possession Credit Agreement dated as May __, 2004 among Footstar, Inc., as Lead Borrower for Footstar, Inc. and Footstar Corporation, debtors and debtors in possession in Case No. 04-22350 ET. SEQ. (jointly administered) pending under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (each individually, a "DEBTOR," collectively, the "DEBTORS"), the Lenders party thereto, Fleet National Bank, as Administrative Agent (the "ADMINISTRATIVE AGENT") and Issuing Bank, Fleet Retail Group, Inc., as Collateral Agent for the Lenders, General Electric Capital Corporation, as Syndication Agent, and Wells Fargo Foothill, LLC, as Documentation Agent (as amended, supplemented or otherwise modified from time to time, the "DIP CREDIT AGREEMENT"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the DIP Credit Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected _______________ of the Lead Borrower (must be treasurer, assistant treasurer, senior vice president of financial reporting, chief financial officer, chief administrative officer or controller).

         2. I have reviewed the terms of the DIP Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the financial condition of each Debtor and its Subsidiaries for the accounting period covered by the attached financial statements.

         3. Except as set forth below in paragraph 5, the examination described in paragraph 2 did not disclose the existence of any Default or Event of Default during or at the end of such accounting period or as of the date of this Certificate.

         4. SCHEDULE I attached hereto sets forth financial data and computations evidencing compliance with Sections 7.11 and 7.13 of the DIP Credit Agreement, all of which data and computations are true, complete and correct.

         5. Described below are the exceptions, if any, to paragraph 3, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Debtors or the relevant Subsidiary has taken, is taking, or proposes to take with respect to each such condition or event:





         The foregoing certifications, together with the computations set forth in SCHEDULE I hereto and the financial statements delivered with this Certificate in support thereof, are made and delivered in my capacity described in paragraph 1 above for and on behalf of the Borrowers and their respective Subsidiaries this _____ day of _____________, _____.



                                FOOTSTAR, INC., as Lead Borrower and as a Debtor


                                    By:
                                     --------------------------------------
                                       Name:
                                       Title:

                                   FOOTSTAR CORPORATION, as a Debtor


                                   By:
                                     --------------------------------------
                                       Name:
                                       Title:

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

               Schedule of Compliance as of _________, _____ with Sections 7.11 and 7.13 of the DIP Credit Agreement


                               FINANCIAL COVENANTS

A.       EXCESS AVAILABILITY (SECTION 7.11)


1.        MINIMUM REQUIRED EXCESS AVAILABILITY

          (a) Lesser of:

                 $13,000,000 OR 10% of the Borrowing Base
                                                                                                   $___________

          (b) MINIMUM REQUIRED EXCESS AVAILABILITY
                                                                                                   $___________

2.        ACTUAL EXCESS AVAILABILITY

          (a)    Availability:

                  (i) Commitments MINUS outstanding Credit Extensions MINUS
Carve Out
                         Reserve; or                                                              $____________

                  (ii)   Revolver Borrowing Base MINUS outstanding Credit Extensions MINUS
                         Carve Out Reserve, MINUS Availability Reserves MINUS Kmart
                         Reserve                                                                  $____________

                  (iii)  Lesser of (i) or (ii)                                                    $____________

          (b)    past due obligations arising post-petition                                       $____________

          (c)    ACTUAL EXCESS AVAILABILITY ((2)(a)(iii) - 2(b))                                  $____________

3.        Applicable Margin for Revolving Loans based on Pricing Grid                               LEVEL ___


                                                                                               (ADJUSTED LIBO RATE
                                                                                              PLUS __% AND ALTERNATE
                                                                                               BASE RATE PLUS ___%)



B. [INTENTIONALLY OMITTED].

C. MAXIMUM CAPITAL EXPENDITURES (SECTION 7.13)


1.        MAXIMUM PERMITTED CAPITAL EXPENDITURES (for the fiscal year ended _____________)         $17,000,000

2.        ACTUAL CAPITAL EXPENDITURES for fiscal year to date (As of _________)                    $__________



                                                                       EXHIBIT G

                       FORM OF BORROWING BASE CERTIFICATE


To:      Elizabeth A. Ratto, Managing Director
         Fleet Retail Group, Inc.
         40 Broad Street, 10th Floor
         Boston, MA 02109

         Keith Vercauteren, Director
         Fleet Retail Group, Inc.
         40 Broad Street, 10th Floor
         Boston, MA 02109


         RE:      FOOTSTAR, INC. AND ITS SUBSIDIARIES

         This Borrowing Base Certificate is furnished pursuant to Section 6.1(e) of the Amended and Restated Debtor-In-Possession Credit Agreement dated as of May __, 2004 among Footstar, Inc., as Lead Borrower for Footstar, Inc. and Footstar Corporation debtors and debtors in possession in Case No. 04-22350 ET. SEQ. (jointly administered) pending under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (each individually, a "DEBTOR," collectively, the "DEBTORS"), the Lenders party thereto, Fleet National Bank, as Administrative Agent (the "ADMINISTRATIVE AGENT") and Issuing Bank, Fleet Retail Group, Inc., as Collateral Agent for the Lenders, General Electric Capital Corporation, as Syndication Agent, and Wells Fargo Foothill, LLC, as Documentation Agent (as amended, supplemented or otherwise modified from time to time, the "DIP CREDIT AGREEMENT"). Unless otherwise defined herein, the terms used in this Borrowing Base Certificate have the meanings ascribed thereto in the DIP Credit Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected _______________ of the Lead Borrower (must be treasurer, assistant treasurer, senior vice president of financial reporting, chief financial officer, chief administrative officer or controller).

         2. The computation of the Borrowing Base, each as set forth below in
SCHEDULE I complies with all the applicable provisions of the DIP Credit Agreement and the data have been prepared from the Loan Parties' books of account and records in accordance with GAAP applied on a consistent basis with those followed in the preparation of the Loan Parties' financial statements and represent fairly and accurately the status of the Borrowing Base.

         The foregoing certifications, together with the computations attached, are made and delivered in my capacity described in paragraph 1 above for and on behalf of the Debtors and their respective Subsidiaries this _____ day of _____________, _____.

                                FOOTSTAR, INC., as Lead Borrower and as a Debtor


                                By:
                                   ------------------------------------
                                     Name:
                                     Title:


                                FOOTSTAR CORPORATION, as a Debtor

                                By:
                                   ------------------------------------
                                     Name:
                                     Title:



                           (SCHEDULE I to be attached)